For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com

INVESTOR NEWS

Exhibit 99.1

January 29, 2008

ENTERGY REPORTS FOURTH QUARTER EARNINGS

NEW ORLEANS - Entergy Corporation reported fourth quarter 2007 earnings of $0.96 per share on as-reported basis and $1.12 per share on an operational basis, as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.
Table 1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2007 vs. 2006
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2007	2006	Change	2007	2006	Change
As-Reported Earnings	0.96	1.27	(0.31)	5.60	5.36	0.24
Less Special Items	(0.16)	0.48	(0.64)	(0.16)	0.64	(0.80)
Operational Earnings	1.12	0.79	0.33	5.76	4.72	1.04
Weather Impact	0.06	-	0.06	0.11	0.07	0.04

Operational Earnings Highlights for Fourth Quarter 2007

  Utility, Parent & Other had lower earnings due primarily to higher income tax expense.
  Entergy Nuclear earnings increased as a result of higher revenue from pricing, production from the Palisades plant acquired in second quarter 2007, and lower income tax expense.
  Entergy's Non-Nuclear Wholesale Assets business reported higher results due primarily to lower income tax expense.

"2007 closed with constructive resolution of numerous regulatory matters positioning our utility to advance its growth strategy," said J. Wayne Leonard, Entergy's chairman and chief executive officer. "In addition, the actions necessary to complete the planned non-utility nuclear spin-off remain on track for a third quarter 2008 close. Consistent with that, the Entergy Board of Directors has granted authority for $0.5 billion of the anticipated post-spin $2.5 billion share repurchase program."

Table of Contents		Page

I.	Consolidated Results	2
II.	Utility, Parent & Other Results	3
III.	Competitive Businesses Results Entergy Nuclear Non-Nuclear Wholesale Assets	4 4 5
IV.	Earnings Guidance	6
V.	Business Separation	8
VI.	Appendices
A.  Spin-Off of Non-Utility Nuclear Business
B.  Variance Analysis and Special Items
C.  Regulatory Summary
D.  Financial Performance Measures and
      Historical Performance Measures
E.  Planned Capital Expenditures
F.  Definitions
	G. GAAP to Non-GAAP Reconciliations	10 13 15 18 20 21 23
VII.	Financial Statements	32

Entergy's business highlights include the following:

  Entergy won three awards from Edison Electric Institute including an Emergency Assistance Award for power restoration efforts following a January 2007 ice storm in Oklahoma as well as an Advocacy Excellence Award for its low-income initiative and an Outstanding Achievement Award for grassroots nuclear advocacy efforts in New York.
  Final approvals were received and the separation was completed of Entergy Gulf States into two distinct companies, Entergy Gulf States Louisiana, L.L.C., or EGSL, and a Texas company, Entergy Texas, Inc., or ETI.
  Entergy Nuclear supplemented its filing with the Nuclear Regulatory Commission for the spin-off transaction and made related regulatory filings in New York and Vermont.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CT on Tuesday, January 29, 2008, with access by telephone, 719-457-2080, confirmation code 8984015. The call and presentation slides can also be accessed via Entergy's Web site at www.entergy.com. A replay of the teleconference will be available for seven days thereafter by dialing 719-457-0820, confirmation code 8984015. The replay will also be available on Entergy's Web site at www.entergy.com.

I. Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for fourth quarter 2007 versus 2006, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings. Utility, Parent & Other had lower earnings due to higher income tax expense and the absence in the current period of a positive regulatory settlement included in fourth quarter 2006 results. These items were partially offset by higher revenues due to warmer-than-normal weather, increased transmission revenue and increased recovery of capacity costs. Entergy Nuclear's earnings increased as a result of higher revenue from pricing and additional production available from the Palisades plant acquired in second quarter 2007, and lower income tax expense, partially offset by higher expense primarily associated with including Palisades in the portfolio. Entergy's Non-Nuclear Wholesale Assets business reported higher results compared to fourth quarter 2006 due primarily to lower income tax expense. Entergy's results for the current period also reflect the positive effect of accretion associated with the company's share repurchase program.

Entergy New Orleans, Inc. (ENOI) emerged from Chapter 11 bankruptcy during second quarter 2007 and consistent with applicable consolidation accounting and reporting standards Entergy re-consolidated ENOI for financial reporting purposes effective for second quarter and retroactive to January 1, 2007. While in accordance with GAAP, 2006 will not be re-consolidated, to facilitate comparisons for earnings release purposes Pro-forma 2006 results re-consolidating ENOI will be reported. Reconciliations of this 2006 non-GAAP view to the GAAP view can be found in Appendix G.
Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures (see appendix F for definitions of certain measures)
Fourth Quarter and Year-to-Date 2007 vs. 2006
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2007	2006	Change	2007	2006	Change
As-Reported
Utility, Parent & Other	0.12	1.08	(0.96)	2.67	3.97	(1.30)
Entergy Nuclear	0.70	0.27	0.43	2.66	1.46	1.20
Non-Nuclear Wholesale Assets	0.14	(0.08)	0.22	0.27	(0.07)	0.34
Consolidated As-Reported Earnings	0.96	1.27	(0.31)	5.60	5.36	0.24

Less Special Items
Utility, Parent & Other	(0.07)	0.61	(0.68)	(0.07)	0.77	(0.84)
Entergy Nuclear	(0.09)	-	(0.09)	(0.09)	-	(0.09)
Non-Nuclear Wholesale Assets	-	(0.13)	0.13	-	(0.13)	0.13
Consolidated Special Items	(0.16)	0.48	(0.64)	(0.16)	0.64	(0.80)

Operational
Utility, Parent & Other	0.19	0.47	(0.28)	2.74	3.20	(0.46)
Entergy Nuclear	0.79	0.27	0.52	2.75	1.46	1.29
Non-Nuclear Wholesale Assets	0.14	0.05	0.09	0.27	0.06	0.21
Consolidated Operational Earnings	1.12	0.79	0.33	5.76	4.72	1.04
Weather Impact	0.06	-	0.06	0.11	0.07	0.04

Detailed earnings variance analyses are included in appendices B-1 and B-2 to this release. In addition, appendix B-3 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy's net cash flow provided by operating activities in fourth quarter 2007 was $933 million compared to $1.2 billion in fourth quarter 2006. The decrease was due primarily to the following items:

  Change in net payables/receivables totaling $127 million
  Absence in the current period of $81 million of Community Development Block Grant funding received by Entergy Mississippi in fourth quarter 2006
  Absence in the current period of $96 million of operating cash flow proceeds from the final disposition of the sale of Entergy-Koch, LP assets.
  Reduced collections of deferred fuel recovery in the current quarter totaling $65 million.

The above items were partially offset by higher net revenues at Entergy Nuclear of $97 million and lower consolidated income tax payments of $24 million.

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarter-to-quarter and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Fourth Quarter and Year-to-Date 2007 vs. Pro-forma 2006 (including Entergy New Orleans)
(U.S. $ in millions)
	Fourth Quarter			Year-to-Date
	2007	2006	Change	2007	2006	Change
Utility, Parent & Other	605	1,017	(412)	1,721	2,803	(1,082)
Entergy Nuclear	345	185	160	880	833	47
Non-Nuclear Wholesale Assets	(17)	(12)	(5)	(41)	(94)	53
Total Net Cash Flow Provided by Operating Activities	933	1,190	(257)	2,560	3,542	(982)

II. Utility, Parent & Other Results

In fourth quarter 2007, Utility, Parent & Other had earnings of $0.12 per share on as-reported and $0.19 per share on an operational basis, compared to $1.08 per share in as-reported earnings and $0.47 per share of operational earnings in fourth quarter 2006. Earnings for Utility, Parent & Other in fourth quarter 2007 reflect higher income tax expense and the absence of a regulatory settlement included in fourth quarter 2006 results. Partially offsetting these items were higher revenue due to warmer-than-normal weather, higher transmission revenue, and increased recovery of capacity costs. The higher income tax expense resulted primarily from the absence in the current period of a tax benefit realized in fourth quarter 2006, as well as the effect of annual income tax adjustments occurring in the fourth quarter each year across the Entergy companies.

Electricity usage, in gigawatt-hour sales by customer segment, is included in Table 4. Current quarter sales reflect the following:

  Residential sales in fourth quarter 2007, on a weather-adjusted basis, showed a modest increase compared to fourth quarter 2006.
  Commercial and governmental sales, on a weather-adjusted basis, were up 1 percent.
  Industrial sales in the current quarter equaled sales for the same period one year ago.

The residential sales sector showed a modest increase quarter to quarter. While the number of customers increased with a corresponding rise in sales volume, usage per customer showed a slight decline in the quarter. The quarter-over-quarter increase in the commercial and governmental sectors reflects a similar increase in the number of customers. Sales in the industrial sector for fourth quarter 2007 equaled those for the same quarter of 2006 as the loss of one customer to cogeneration earlier in the year was offset by high utilization in the refining segment as well as some recovery in spot sales to cogeneration customers.

For the year 2007, Utility, Parent & Other earned $2.67 per share on an as-reported earnings basis, compared to $3.97 per share in 2006. Operational earnings in 2007 were $2.74 per share compared to $3.20 per share in 2006. The lower operational earnings in 2007 were driven by higher income taxes, non-fuel operation and maintenance, and interest expense. Partially offsetting factors were higher revenues from sales growth and regulatory actions, higher transmission revenue, and the positive effect of accretion associated with Entergy's share repurchase program.

Table 4 provides a comparative summary of the Utility's operational performance measures.

Table 4: Utility Operational Performance Measures (see appendix F for definitions of measures)
Fourth Quarter and Year-to-Date 2007 vs. Pro-forma 2006 (including Entergy New Orleans)
	Fourth Quarter				Year-to-Date
	2007	2006 (b)	% Change	% Weather Adjusted	2007	2006 (b)	% Change	% Weather Adjusted
GWh billed
Residential	7,376	7,163	3.0%	0.2%	33,281	32,579	2.2%	1.8%
Commercial and governmental	7,290	7,027	3.7%	1.1%	29,747	28,957	2.7%	2.5%
Industrial	9,729	9,724	0.0%	0.0%	38,985	38,886	0.3%	0.3%
Total Retail Sales	24,395	23,914	2.0%	0.4%	102,013	100,422	1.6%	1.4%
Wholesale	1,666	1,470	13.3%		6,145	7,137	-13.9%
Total Sales	26,061	25,384	2.7%		108,158	107,559	0.6%
O&M expense (c)	$20.23	$20.85	-3.0%		$17.67	$16.98	4.1%
Number of retail customers (a)
Residential					2,284,821	2,238,379	2.1%
Commercial and governmental					340,087	332,280	2.3%
Industrial					43,542	44,548	-2.3%

  Customer count data reflects estimates of customers in the hardest hit areas affected by Hurricane Katrina.  Issues associated with temporary housing and resumption of service at permanent dwellings render precise counts difficult at this time.
  2006 numbers do not tie to the 4th quarter 2006 earnings release because at that time, ENOI was being excluded.
  Excludes the effect of the nuclear alignment special item recorded in 4Q07.

Appendix C provides information on selected pending local and federal regulatory cases.

III. Competitive Businesses Results

Entergy's competitive businesses include Entergy Nuclear and Non-Nuclear Wholesale Assets.

Entergy Nuclear

Entergy Nuclear earned $0.70 per share on as-reported basis and $0.79 on an operational basis in fourth quarter 2007, compared to $0.27 in fourth quarter 2006 for as-reported and operational earnings. The improved operational results in fourth quarter 2007 came from increased revenues from pricing, the production available from Palisades, acquired in second quarter 2007, and lower income tax expense, partially offset by higher expense primarily associated with including Palisades in the portfolio. The lower income tax expense was due primarily to a step-up in the tax basis on the Indian Point 2 non-qualified decommissioning trust fund resulting from a restructuring of the trusts. This basis change resulted in a reduction in deferred taxes on the fund and lowered current tax expense. Annual adjustments occurring in the fourth quarter of each year for income taxes also lowered income tax expense.

For the year 2007, Entergy Nuclear earned $2.66 per share on an as-reported basis and $2.75 on an operational basis, compared with $1.46 per share for 2006 on both an as-reported and operational bases. The increase in 2007 operational earnings was due primarily to increased revenue from higher contract pricing and higher generation due to the addition of Palisades to the portfolio partially offset by an increase in planned and unplanned outage days in 2007 compared to 2006.

Table 5 provides a comparative summary of Entergy Nuclear's operational performance measures.
Table 5: Entergy Nuclear Operational Performance Measures
Fourth Quarter and Year-to-Date 2007 vs. 2006 (see appendix F for definitions of measures)
	Fourth Quarter			Year-to-Date
	2007	2006	% Change	2007	2006	% Change
Net MW in operation	4,998	4,200	19%	4,998	4,200	19%
Average realized price per MWh (d) (e)	$51.52	$44.34	16%	$52.69	$44.33	19%
Production cost per MWh (d)	$22.64	$21.00	8%	$21.19	$19.50	9%
Non-fuel O&M expense/purchased power per MWh (d)	$23.94	$22.48	6%	$22.86	$21.37	7%
GWh billed	10,254	8,684	18%	37,570	34,847	8%
Capacity factor	92%	93%	-1%	89%	95%	-6%
Refueling outage days:
Fitzpatrick		27			27
Indian Point 2					31
Indian Point 3				24
Palisades	21			42
Pilgrim				33
Vermont Yankee				24

(d)  These statistics have been restated for current and comparable periods as follows: Average realized price per MWh has been restated to reflect MWh billed. Production cost per MWh has been restated to exclude purchased power which is now included in non-fuel O&M/purchased power per MWh, data for which has also been restated. Cost statistics also exclude the effect of the nuclear alignment special item recorded in 4Q07.

(e) Does not include the revenue associated with the amortization of the below-market PPA for Palisades.

Entergy Nuclear's sold forward position is 92%, 83%, and 59% of planned generation at average prices per megawatt-hour of $54, $61 and $58, for 2008, 2009, and 2010, respectively. Table 6 provides capacity and generation sold forward projections for Entergy Nuclear.
Table 6: Entergy Nuclear's Capacity and Generation Projected Sold Forward
2008 through 2012 (see appendix F for definitions of measures)
	2008	2009	2010	2011	2012
Energy
Planned TWh of generation	41	41	40	41	41
Percent of planned generation sold forward (f)
Unit-contingent	51%	48%	31%	29%	16%
Unit-contingent with availability guarantees	36%	35%	28%	14%	7%
Firm liquidated damages	5%	0%	0%	0%	0%
Total	92%	83%	59%	43%	23%
Average contract price per MWh	$54	$61	$58	$55	$51

Capacity
Planned net MW in operation	4,998	4,998	4,998	4,998	4,998
Percent of capacity sold forward
Bundled capacity and energy contracts	27%	26%	26%	26%	19%
Capacity contracts	59%	34%	16%	9%	2%
Total	86%	60%	42%	35%	21%
Average capacity contract price per kW per month	$1.8	$1.7	$2.5	$3.1	$3.5

Blended Capacity and Energy Recap (based on revenues)
Percent of planned energy and capacity sold forward	89%	78%	51%	35%	17%
Average contract revenue per MWh (g)	$56	$62	$59	$56	$52

(f) A portion of EN's total planned generation sold forward is associated with the Vermont Yankee contract for which pricing may be adjusted.

(g) Average contract prices exclude potential payments that may be owed under the value sharing agreement with the New York Power Authority.

Non-Nuclear Wholesale Assets

Entergy's Non-Nuclear Wholesale Assets business earned $0.14 per share on both as-reported and operational bases in fourth quarter 2007 compared to a loss of $(0.08) per share on an as-reported basis and earnings of $0.05 per share on an operational basis in fourth quarter 2006. Lower income tax expense associated with annual fourth quarter consolidated income tax adjustments was the primary driver to higher results on a quarter-to-quarter basis.

For the year 2007, Entergy's Non-Nuclear Wholesale Assets business earned $0.27 per share on as-reported and operational bases compared to a loss of $(0.07) per share on an as-reported basis and earnings of $0.06 per share on an operational basis in 2006. The increase in operational earnings in 2007 compared to 2006 is also due primarily to lower income tax expense.

IV. Earnings Guidance

Entergy is reaffirming 2008 earnings guidance in the range of $6.50 to $6.90 per share on both as-reported and operational bases on a business as usual basis. Guidance for 2008 does not include a special item for expenses anticipated in connection with the plan to pursue separation of Entergy's non-utility nuclear business and to enter into a nuclear services joint venture, both discussed below and in Appendix A. Year-over-year changes are shown as point estimates and are applied to 2007 actual results to compute the 2008 guidance midpoint. Because there is a range of possible outcomes associated with each earnings driver, a range is applied to the calculated guidance midpoints to produce Entergy's guidance ranges for as-reported and operational earnings. 2008 earnings guidance is detailed in Table 7 below.

Table 7: 2008 Earnings Per Share Guidance - As Reported and Operational
(Per share in U.S. $) - Prepared November 2007 (h)
Segment	Description of Drivers	2007 Earnings Per Share	Expected Change	2008 Guidance Midpoint	2008 Guidance Range

Utility, Parent & Other	2007 Operational Earnings per Share	2.74
	Adjustment to normalize weather		(0.11)
	Increased revenue due to sales growth and rate actions		0.35
	Decreased O&M expense		0.10
	Increased depreciation expense		(0.10)
	Decreased interest expense		0.05
	Decreased other income		(0.10)
	Accretion		0.10
	Decreased income taxes/other		0.32
	Subtotal	2.74	0.61	3.35

Entergy Nuclear	2007 Operational Earnings per Share	2.75
	Higher contract and market energy pricing		0.80
	Increased generation from plant acquisition and fewer outages		0.45
	Increased O&M expense		(0.25)
	Increased depreciation expense		(0.12)
	Accretion		0.10
	Increased income taxes/other		(0.33)
	Subtotal	2.75	0.65	3.40

Non-Nuclear Wholesale Assets	2007 Operational Earnings per Share	0.27
	Increased income taxes		(0.32)
	Subtotal	0.27	(0.32)	(0.05)

Consolidated Operational	2008 Operational Earnings per Share	5.76	0.94	6.70	6.50 - 6.90

Consolidated	2007 As-Reported Earnings per Share	5.60
As-Reported	Changes detailed above		0.94
	Nuclear alignment		0.16
	2008 As-Reported	5.60	1.10	6.70	6.50 - 6.90

(h) Updated January 2008 to reflect 2007 final results.

Key assumptions supporting 2008 earnings guidance are as follows:

Utility, Parent & Other

  Normal weather
  Retail sales growth of roughly 2%
  Increased revenue associated with rate actions
  Decreased non-fuel operation and maintenance expense, primarily due to higher discount rate on benefit plans, absence of minimum bill write-offs, and lower storm reserves
  Increased depreciation associated with rate base growth
  Decreased interest expense as a result of receiving proceeds from Louisiana storm securitization, net of effects on interest expense of other financings
  Decreased other income due primarily to absence of 2007 carrying costs reflected for storm settlements
  Decreased income taxes associated with absence of the 2007 fourth quarter income tax adjustments

Entergy Nuclear

  41 TWh of total output, reflecting an approximate 94% capacity factor, including 30 day refueling outages at Indian Point 2 in Spring 2008, and FitzPatrick and Vermont Yankee, both in Fall 2008
  91% energy sold under existing contracts; 9% sold into the spot market (Additional sales after guidance was issued increased sold forward position to 92%)
  $54/MWh average energy contract price; $69/MWh average unsold energy price based on published market prices in October 2007
  $22.10/MWh non-fuel operation and maintenance expense/purchased power with increase primarily due to full year of Palisades operation (acquired mid April 2007); $21.30/MWh production cost
  Increased depreciation due to continued investment in nuclear fleet and full year of Palisades operation
  Increased income tax expense associated with absence of the 2007 fourth quarter income tax adjustments, a change in New York state tax law and the step-up in tax basis from restructuring the Indian Point 2 non-qualified decommissioning trust fund

Non-Nuclear Wholesale Assets

  Increased income tax associated with the absence of the 2007 fourth quarter income tax adjustments, favorable resolution of tax audit issues, and benefits associated with project restructurings

Share Repurchase Program

  2008 average fully diluted shares outstanding of approximately 197 million

Special Items

  Absence of 2007 nuclear alignment charge

Earnings guidance for 2008 should be considered in association with earnings sensitivities as shown in Table 8. These sensitivities illustrate the estimated change in operational earnings resulting from changes in various revenue and expense drivers. Utility sales are expected to be the most significant variable for 2008 results for Utility, Parent & Other. At Entergy Nuclear, energy prices are expected to be the most significant driver of results in 2008. Estimated annual impacts shown in Table 8 are intended to be indicative rather than precise guidance.

Table 8: 2008 Earnings Sensitivities
(Per share in U.S. $)
Variable	2008 Guidance Assumption	Description of Change	Estimated Annual Impact (i)
Utility, Parent & Other
Sales growth Residential Commercial/Governmental Industrial	Roughly 2% total sales growth	1% change in Residential MWh sold 1% change in Comm/Govt MWh sold 1% change in Industrial MWh sold	- / + 0.05 - / + 0.04 - / + 0.03
Rate base	Stable rate base	$100 million change in rate base	- / + 0.02
Return on equity	See Appendix C	1% change in allowed ROE	- / + 0.31
Entergy Nuclear
Capacity factor	94% capacity factor	1% change in capacity factor	- / + 0.07
Energy price	9% energy unsold at $69/MWh in 2008	$10/MWh change for unsold energy	- / + 0.12
Non-fuel operation and maintenance expense	$22.10/MWh non-fuel operation and maintenance expense/purchased power	$1 change per MWh	- / + 0.13
Outage (lost revenue only)	94% capacity factor, including refueling outages for three northeast units	1,000 MW plant for 10 days at average portfolio energy price of $54/MWh for sold and $69/MWh for unsold volumes in 2008	- 0.04 / n/a
(i) Based on actual 2007 average fully diluted shares outstanding of approximately 203 million.

V. Business Separation

On November 3, 2007, Entergy's Board of Directors approved a plan to pursue a separation of the non-utility nuclear business from Entergy's regulated utility business through a tax-free spin-off of the non-utility nuclear business. SpinCo, the term used to identify the new company yet to be named, will be a new independent publicly traded company. In addition, SpinCo and Entergy Corporation intend to enter into a nuclear services joint venture, with equal ownership.

Entergy is targeting third quarter 2008 for completion of the spin-off transaction. Progress achieved since the spin-off announcement includes:

  A steering committee has been formed to lead the overall process and make final recommendations on all major business and operational issues; a project management office, with a cross-section of organizational functions, has been established to coordinate the spin-off process
  A supplement to Entergy's original filing with the Nuclear Regulatory Commission has been provided to the NRC to reflect the spin-off transaction
  Filings have been made in the states of New York and Vermont as required under the laws of those states

Additional information on the spin-off including proposed new business structure, leadership teams, business overviews, financial aspirations, and a transaction timeline including regulatory filing status are included in Appendix A of this release.

VI. Appendices

Seven appendices are presented in this section as follows:

  Appendix A includes information on Entergy's plan to separate the non-utility nuclear business from Entergy's regulated utility business through a tax-free spin-off of the non-utility nuclear business.
  Appendix B includes earnings per share variance analysis and details on special items that relate to the current quarter and year-to-date periods.
  Appendix C provides information on selected pending local and federal regulatory cases.
  Appendix D provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
  Appendix E provides a summary of planned capital expenditures for the next three years.
  Appendix F provides definitions of the operational performance measures and GAAP and non-GAAP financial measures that are used in this release.
  Appendix G provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

Appendix A provides information on Entergy's planned spin-off of its non-utility nuclear business.
Appendix A: Spin-off of Non-Utility Nuclear Business

The announced spin-off of Entergy's non-utility nuclear business will establish two independent, publicly traded companies. SpinCo is the term being used to identify the new company yet to be named. In addition, SpinCo and Entergy Corporation intend to enter into a nuclear services joint venture, with equal ownership. Below are transaction details and other information on SpinCo, Entergy Corporation and the proposed joint venture.

New Business Structure

Once the transaction is complete, Entergy Corporation's shareholders will own 100 percent of the common equity in both SpinCo and Entergy. SpinCo's business is expected to be comprised of the non-utility nuclear assets, including the Pilgrim Nuclear Station in Plymouth, Mass., the James A. FitzPatrick and Indian Point Energy Center plants in Oswego and Buchanan, N.Y., respectively, the Palisades plant in Covert, Mich., and the Vermont Yankee plant in Brattleboro, Vt., and a power marketing operation. Entergy Corporation's business will be comprised of the current six regulated utility operating subsidiaries, System Energy Resources, Inc., the related services subsidiaries System Fuels, Inc., Entergy Operations, Inc. and Entergy Services, Inc., and the remaining Entergy subsidiaries. The newly created joint venture is expected to operate the nuclear assets owned by SpinCo. The joint venture is also expected to offer nuclear services to third parties, including decommissioning, plant relicensing and plant operations for the Cooper Nuclear Station and others.

The joint venture operating structure for SpinCo ensures that the core nuclear operations expertise currently in place at each of the non-utility nuclear plants will remain after the spin-off.  Entergy Nuclear Operations, Inc., the current NRC-licensed operator of the non-utility nuclear plants, will remain the operator of the plants after the separation.  Entergy Operations, Inc., the current NRC-licensed operator of Entergy's utility nuclear plants, will also remain in place as a wholly-owned subsidiary of Entergy and will continue to be the operator of the utility nuclear plants.  The decision to retain the existing operators for the nuclear stations reflects Entergy's commitment to maintaining safety, security and operational excellence.

Leadership Team

The Entergy Board of Directors has approved certain elements of the leadership structure and designated individuals who will fill key board and management roles. The Joint Venture Board of Directors will be comprised of equal membership from both Entergy and SpinCo. Additional details on the structure and leadership will be made available in the coming months. Those assuming new roles or additional responsibilities include:

Entergy Corporation:

Executive Vice President and Chief Operating Officer Mark Savoff; currently serves as Entergy's executive vice president of operations

SpinCo:

Non-Executive Chairman Donald C. Hintz; currently serves as chairman of the nuclear committee for the Entergy Board of Directors

Chief Executive Officer Richard Smith; currently serves as Entergy's president and chief operating officer

Chief Operating Officer John R. McGaha; currently serves as president of planning, development and oversight for Entergy Nuclear

Joint Venture:

Chief Executive Officer and Chief Nuclear Officer Michael R. Kansler; currently serves as president and chief nuclear officer, Entergy Nuclear

Chief Operating Officer John Herron; currently serves as Entergy senior vice president of nuclear operations

Executive management at Entergy that remains unchanged includes:

  Chairman and Chief Executive Officer J. Wayne Leonard
  Executive Vice President and Chief Financial Officer Leo Denault
  Group President Utility Operations Gary Taylor
  Executive Vice President of External Affairs Curt Hebert
  Executive Vice President and General Counsel Robert Sloan
  Chief Nuclear Officer Michael Kansler

Brief Overview of Each Business

After completion of the business separation, Entergy Corporation will consist of the current six electric utility subsidiaries in four contiguous states with generating capacity of more than 22,000 megawatts and 15,000 miles of transmission lines. Entergy will be a customer service-focused electric and gas utility with a unique growth opportunity through its portfolio transformation strategy that benefits customers. The company will deliver electricity to 2.7 million customers in Arkansas, Louisiana, Mississippi, and Texas and will remain headquartered in New Orleans, LA.

SpinCo is expected to own nearly 5,000 megawatts of nuclear generation, most of which is located in the northeastern United States. This location is a very capacity constrained region both in terms of electricity generating capacity and its primary fuel input, natural gas. These factors result in the highest average regional power prices in the United States both today and expected into the future through at least 2020. SpinCo will be uniquely positioned as the only pure-play, emission-free nuclear generating company in the United States. The company will be headquartered in Jackson, Miss.

The new joint venture, is expected to be owned 50 percent each by Entergy and SpinCo, and expected to have operating responsibility for SpinCo's nuclear fleet and to continue to supply contracted services currently being provided to the Nebraska Public Power District for the Cooper Nuclear Station. As a premier nuclear operator, the joint venture will have broad nuclear experience building and operating boiling and pressurized water reactor technologies. The joint venture is expected to be uniquely positioned to grow through offerings of nuclear operating expertise, as well as ancillary nuclear services to third parties, including plant decommissioning and relicensing. The company will be headquartered in Jackson, Miss.

Financial Aspirations

The companies will continue to aspire to deliver superior value to owners as measured by total shareholder return. The companies believe top-quartile shareholder returns are achieved by growing earnings, delivering returns at or above the risk-adjusted cost of capital, maintaining credit quality and flexibility, and deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends or debt retirements.

Financial aspirations currently in place for Entergy today can be tailored to each of the businesses going forward. Financial aspirations for the period 2008 through 2012 include the following:

Top-quartile total shareholder return:

  Entergy: 6-8% annual earnings per share growth, a 70 to 75% dividend payout ratio target, and capacity for a new share repurchase program targeted at $2.5 billion, $0.5 billion of which has already been authorized by the Entergy Board of Directors, with the balance to be authorized and to commence following completion of spin-off
  SpinCo: $2 billion in earnings before interest, income taxes, depreciation and amortization expense (EBITDA), a non-GAAP financial measure defined in Appendix F, for the existing non-utility nuclear fleet portfolio by 2012, assuming an average power price on open positions of roughly $95/MWh, generating cash flow for acquisitions and/or distributions through share repurchases in the range of $0.5 billion to $1 billion annually

Credit quality and flexibility to manage risk and act on opportunities:

  Entergy: investment grade credit with a lower risk profile
  SpinCo: strong merchant credit, relative to others (subject to market terms and conditions, SpinCo expects to execute roughly $4.5 billion of debt financing)

The amount of repurchases may vary as a result of material changes in business results or capital spending or new investment opportunities.

Transaction Timing

Entergy is targeting third quarter 2008 as the effective date for the spin-off and joint venture transactions to be completed and expects the transactions to qualify for tax-free treatment for U.S. federal income tax purposes for both Entergy and its shareholders. The transactions are subject to various approvals. Final terms of the transactions and spin-off completion are subject to the subsequent approval of the Entergy Board of Directors. In addition, as Entergy pursues completion of the separation and establishment of the joint venture, Entergy will continue to consider, in conjunction with its financial advisors, possible modifications to and variations upon the transaction structure, including a sponsored spin-off, a partial initial public offering preceding the spin-off or the addition of a third party joint venture partner. Citigroup and Goldman Sachs are serving as Entergy's financial advisors in this process.

Proceeding	Pending Regulatory Approvals
Nuclear Regulatory Commission

Request: On July 30, 2007, pursuant to Section 184 of the Atomic Energy Act of 1954, as amended, and 10 CFR 50.80, Entergy Nuclear Operations, Inc. (ENO) requested that the Nuclear Regulatory Commission (NRC) consent to the indirect transfer of control of Entergy's non-utility nuclear licenses. The transfer results from certain restructuring transactions that involve the creation of new intermediary holding companies and/or changes in intermediary holding companies for the ownership structure for the corporate entities that hold the NRC licenses.
Recent Activity: On December 5, 2007, ENO supplemented its application to provide additional information regarding the spin-off transaction, organizational structure, technical and financial qualifications and general corporate information. On January 16, 2008, the NRC published a Notice in the Federal Register establishing a 20 day period for the public to submit a request for hearing or petition to intervene in a hearing proceeding.
Next Steps: The NRC will continue to review the application and prepare a Safety Evaluation Report. If a hearing is granted, the NRC would be expected to issue a procedural schedule in the coming weeks providing for limited discovery, written testimony and a legislative-type hearing.
Other Background: A successful petitioner or hearing request must articulate an "admissible contention" in order for a hearing to be granted, i.e., a material disputed issue of fact or law within the narrow scope of the proceeding. Otherwise, the NRC's rules provide that no hearing will be conducted. Hearings are governed by special rules for expedited proceedings applicable to license transfers.

Vermont Public Service Board

Request/Recent Activity: On January 28, 2008, pursuant to 30 V.S.A. Sections 107, 108, 231 and 232, Entergy Nuclear Vermont Yankee, L.L.C. (EVY), and ENO requested approval from the Vermont Public Service Board (VPSB) for the indirect transfer of control, consent to pledge assets, amendment to Certificate of Public Good (CPG) to reflect name change, replacement of guaranty and substitution of a credit support agreement.
Next Steps: VPSB is expected to post the filing on the VPSB website via http://www.state.vt.us/psb or on the Vermont Department of Public Service website via http://www.publicservice.vermont.gov. Within three weeks of the filing, a prehearing conference is expected to be held in order to determine the procedural schedule for the proceeding. The procedural schedule resulting from the prehearing conference will establish the schedule for parties to intervene, discovery, testimony and a hearing, all to the extent it is necessary.
Other Background: Under Vermont law, approval requires a finding that actions promote the general good of the state.

New York Public Service Commission

Request/Recent Activity: On January 28, 2008, pursuant to New York State Public Service Law ( NYPSL) Sections 69 and 70, Entergy Nuclear Fitzpatrick, L.L.C. (ENFP), Entergy Nuclear Indian 2 and 3, L.L.C. (ENIP2 & 3), ENO and corporate affiliate NewCo (also referred to as SpinCo) filed a petition with the New York Public Service Commission (NYPSC) requesting a declaratory ruling regarding corporate reorganization or in the alternative an order approving the transaction and an order approving debt financing. Petitioners also requested confirmation that the corporate reorganization will not have an impact on ENFP's, ENIP2 & 3's, and ENO's status as lightly regulated entities, given they will continue to be competitive wholesale generators.
Next Steps: Petitions for declaratory rulings do not trigger notification requirements. However, notification for Section 69 approval of debt financing requires public notice, as does approval under Section 70 if the NYPSC decides to review the corporate reorganization under Section 70. The NYPSC is expected to publish a notice of filing, and establish a period for public response. NYPSC will follow up with a procedural schedule providing for discovery, testimony, and a hearing, to the extent it is necessary.
Other Background: The NYPSC has established a lightened regulatory regime for wholesale generators in New York, including owners and operators of nuclear generating facilities, under which PSL 70 review of changes in ownership is not required. In the Wallkill order, the NYPSC decided that under this lightened regulatory regime, PSL 70 regulation would not adhere to a transfer of ownership interest in parent entities upstream from affiliates owning and operating NY competitive electric generation facilities, unless there was a potential for harm to the interest of captive utility ratepayers sufficient to override the presumption. The NYPSC can issue a declaratory ruling that the Wallkill Presumption applies and the NYPSC need not review the corporate reorganization. If the NYPSC decides to review the corporate reorganization pursuant to PSL 70 that action triggers a review under the State Environmental Quality Review Act (SEQRA). Petitioners maintain that the corporate reorganization will not change the operation of their assets that could cause an adverse environmental effect. Consequently, if PSL 70 review is required, NYPSC should follow precedent, issue a negative declaration and undertake no further environmental review. Approval under Section 70 of the NYPSL requires a finding that actions are in the public interest.

Federal Energy Regulatory Commission

Request/Recent Activity: Filing preparation is in progress. Target filing date is February 2008.
Next Steps: Pursuant to the Federal Power Act Section 203, the application will request approval from the Federal Energy Regulatory Commission (FERC) for indirect disposition and transfer of control of jurisdictional facilities of a public utility. FERC is expected to publish a notice of filing and opportunity to intervene within a week of the filing, and establish an approximate 21 day period for public response. Pursuant to the EPAct of 2005, FERC will act on the application within 6 months of the filing.
Other Background: The review of the filing by FERC will ensure that the transaction will have no adverse effects on competition, wholesale or retail rates and Federal and State Regulation. Also, FERC will seek to determine that the transaction will not result in cross-subsidization by a regulated utility or pledge/encumbrance of utility assets for the benefit of a non-utility associate company.

Securities and Exchange Commission

Request/Recent Activity: Filing preparation is in progress. Target filing date is March/April 2008, following the filing of Entergy's Form 10-K.
Next Steps: Pursuant to Section 12 of the 34 Exchange Act, a Form 10 information statement will be filed to register securities with the Securities and Exchange Commission (SEC). The Form 10 is subject to review and comments by the SEC staff and will need to be declared effective prior to the distribution.
Other Background: The Form 10 will ultimately be furnished in connection with the distribution by Entergy Corporation to its common shareholders of all of the shares of the common stock of SpinCo. The information statement will describe the distribution in detail and will contain information about SpinCo, its business, financial condition and operations.

Appendices B-1 and B-2 provide details of fourth quarter and year-to-date 2007 vs. 2006 earnings variance analysis for "Utility, Parent & Other," "Competitive Businesses," and "Consolidated."
Appendix B-1: As-Reported Earnings Per Share Variance Analysis
Fourth Quarter 2007 vs. Pro-forma 2006 (including Entergy New Orleans)
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2006 earnings	1.08		0.19		1.27
Net revenue	0.15	(j)	0.44	(k)	0.59
Retail business discontinued operations	0.05		-		0.05
Share repurchase effect	-		0.04		0.04
Interest expense and other charges	(0.01)		0.01		-
Nuclear refueling outage expense	-		(0.02)		(0.02)
Decommissioning expense	-		(0.02)		(0.02)
Taxes other than income taxes	(0.02)		(0.01)		(0.03)
Depreciation/amortization expense	(0.01)		(0.03)		(0.04)
Interest and dividend income	(0.06)	(l)	0.01		(0.05)
Other operation & maintenance expense	(0.07)	(m)	(0.20)	(n)	(0.27)
Other income (deductions)	(0.27)	(o)	-		(0.27)
Income taxes - other	(0.72)	(p)	0.43	(q)	(0.29)
2007 earnings	0.12		0.84		0.96

Appendix B-2: As-Reported Earnings Per Share Variance Analysis
Year-to-Date 2007 vs. Pro-forma 2006 (including Entergy New Orleans)
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2006 earnings	3.97		1.39		5.36
Net revenue	0.43	(j)	1.16	(k)	1.59
Share repurchase effect	0.11	(r)	0.12	(r)	0.23
Interest and dividend income	0.06	(l)	0.06	(s)	0.12
Preferred dividend requirements	0.02		-		0.02
Nuclear refueling outage expense	0.01		(0.04)		(0.03)
Decommissioning expense	(0.02)		(0.05)	(t)	(0.07)
Taxes other than income taxes	(0.03)		(0.04)		(0.07)
Depreciation/amortization expense	(0.05)	(u)	(0.08)	(t)	(0.13)
Income taxes - other	(0.90)	(p)	0.71	(q)	(0.19)
Interest expense and other charges	(0.26)	(v)	0.02		(0.24)
Other income (deductions)	(0.29)	(o)	(0.08)	(w)	(0.37)
Other operation & maintenance expense	(0.38)	(m)	(0.24)	(n)	(0.62)
2007 earnings	2.67		2.93		5.60

Utility Net Revenue Variance Analysis 2007 vs. 2006 ($ EPS)
Fourth Quarter		Year-to-Date
Sales growth/pricing	(0.02)	Sales growth/pricing	0.21
Wholesale	-	Wholesale	0.06
Weather	0.06	Weather	0.04
Other	0.11	Other	0.12
Total	0.15	Total	0.43
  The increase in the quarter is due primarily to warmer-than-normal weather, higher transmission revenue and increased recovery of capacity costs. The year-to-date period increase is due primarily to sales growth, regulatory actions and higher transmission revenue.
  Increases in the quarter and year-to-date periods are due primarily to higher revenues at Entergy Nuclear from higher pricing and production from Palisades acquired during 2007.
  The quarter and year-to-date change is associated with carrying charges recorded in connection with storm recovery settlements in 2006 and 2007.
  The quarter and year-to-date increases reflect the effect of nuclear alignment expenses with the year-to-date period also including the effect of higher expense for return to normal post-storm operations maintenance work, outage scope and schedule differences, NRC fees, property insurance, ICT implementation, and write-off of minimum bill credits.
  The quarter and year-to-date periods reflect nuclear alignment expenses and the effect of adding Palisades to the portfolio in April 2007.
  Reflects the absence in 2007 of a gain recorded last year associated with receipt of the final cash distribution on the sale of Entergy-Koch, LP assets.
  The quarter and year-to-date increases reflect the effect of the consolidated fourth quarter income tax adjustments, absence in 2007 of tax benefits associated with liquidation of the holding company owning Entergy's investment in Entergy-Koch, LP and the net tax benefit recorded in connection with the final IRS audit settlement for the year 1996-1998. The year-to-date period also includes lower benefits associated with flow through items.
  The quarter and year-to-date periods reflect decreases due to the fourth quarter consolidated income tax adjustments, restructuring of the Indian Point 2 decommissioning trust, benefits associated with project restructurings, and absence of last year's tax expense associated with the write-off of tax capital losses. The year-to-date period also includes favorable resolution of tax audit issues and the effect of a change in New York state tax law.
  Reflects accretion associated with Entergy's share repurchase program.
  Reflects higher earnings on decommissioning trusts.
  Reflects the effect of adding Palisades to the portfolio.
  Reflects the effect of increased levels of plant in service at the Utility.
  The increase is due to higher borrowings in connection with common stock repurchases, funding the Palisades acquisition, interest associated with securitization bonds and resumption of interest payments at Entergy New Orleans.
  The decrease reflects the absence in the current period of a reduction in the decommissioning liability recorded in 2006 at Entergy Nuclear to reflect changes on probability of life extension.

Appendix B-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both earnings per share and net income bases. Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix B-3: Special Items (shown as positive / (negative) impact on earnings)
Fourth Quarter and Year-to-Date 2007 vs. 2006
(Per share in U.S. $)
	Fourth Quarter		Year-to-Date
	2007	2006	Change	2007	2006	Change
Utility, Parent & Other
Nuclear alignment	(0.07)	-	(0.07)	(0.07)	-	(0.07)
ENOI results	-	(0.09)	0.09	-	0.02	(0.02)
Entergy-Koch, LP gain	-	0.26	(0.26)	-	0.26	(0.26)
Restructuring - Entergy Koch, LP distribution	-	0.49	(0.49)	-	0.49	(0.49)
Retail business discontinued operations	-	(0.05)	0.05	-	-	-
Total Utility, Parent and Other	(0.07)	0.61	(0.68)	(0.07)	0.77	(0.84)
Competitive Businesses
Entergy Nuclear
Nuclear alignment	(0.09)	-	(0.09)	(0.09)	-	(0.09)
Non-Nuclear Wholesale Assets
Write-off of tax capital losses	-	(0.13)	0.13	-	(0.13)	0.13
Total Competitive Businesses	(0.09)	(0.13)	0.04	(0.09)	(0.13)	0.04
Total Special Items	(0.16)	0.48	(0.64)	(0.16)	0.64	(0.80)

(U.S. $ in millions)
	2007	2006	Change	2007	2006	Change
Utility, Parent & Other
Nuclear alignment	(13.6)	-	(13.6)	(13.6)	-	(13.6)
ENOI results	-	(19.6)	19.6	-	4.1	(4.1)
Entergy-Koch, LP gain	-	55.0	(55.0)	-	55.0	(55.0)
Restructuring - Entergy Koch, LP distribution	-	104.0	(104.0)	-	104.0	(104.0)
Retail business discontinued operations	-	(10.3)	10.3	-	(0.5)	0.5
Total Utility, Parent and Other	(13.6)	129.1	(142.7)	(13.6)	162.6	(176.2)
Competitive Businesses
Entergy Nuclear
Nuclear alignment	(18.4)	-	(18.4)	(18.4)	-	(18.4)
Non-Nuclear Wholesale Assets
Write-off of tax capital losses	-	(27.7)	27.7	-	(27.7)	27.7
Total Competitive Businesses	(18.4)	(27.7)	9.3	(18.4)	(27.7)	9.3
Total Special Items	(32.0)	101.4	(133.4)	(32.0)	134.9	(166.9)

Appendix C provides a summary of selected regulatory cases and events that are pending.

Appendix C: Regulatory Summary Table
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy Arkansas	9.9%

Recent activity: Following testimony and hearings, the APSC issued a consolidated order on December 21, 2007 addressing several rate case issues. Following lack of consensus, the Annual Earnings Review process was not approved. EAI may petition for extraordinary storm damage financial relief, and the automatic sunset provision for the ECR and PCA riders was replaced with an 18 month advance notice provision for any potential future termination, following APSC notice and hearing. AEEC and the Attorney General requested rehearing on the consolidated order. EAI also filed briefs on January 18, 2008 on its appeal of the rate case order seeking to reverse the APSC's decision on a number of issues, following the APSC's earlier denial of EAI's request for rehearing on its rate case.
Background: EAI's base rates and Rider ECR have been in effect since 1998.  On August 25, 2006, EAI filed a rate case requesting a $150 million increase based on a June 30, 2006 test year using an 11.25% ROE. The rate increase was revised to $106.5 million on rebuttal primarily to remove a plant acquisition included in the initial filing. The APSC order called for a $5.1 million rate reduction, 9.9% ROE and a hypothetical common equity level lower than EAI's actual capital structure. The base rate change was implemented August 29, 2007. Among other actions, the APSC approved retention through December 31, 2008 of the ECR rider for fuel and purchased power recovery and a PCA or production cost allocation rider to recover System Agreement rough production cost equalization payment for calendar year 2006 production costs. In December 2005, EAI provided notice of its intent to terminate participation in the Entergy System Agreement, following a final order from FERC establishing terms under which EAI may be required to make payments to other operating companies to achieve rough production cost equalization.
Ouachita acquisition: In its December 21, 2007 consolidated order, the APSC also approved EAI's proposed recovery mechanism for the Interim Tolling Agreement capacity payments through a separate rider. Energy costs will be recovered through the ECR. A hearing for the asset acquisition approval is scheduled for April 8, 2008.
Background: In July 2007, EAI concluded negotiations with Cogentrix to acquire the Ouachita Power Facility, a 798MW load-following CCGT at a purchase price of $210 million assuming a December 31, 2008 close, or $325/kW including planned fossil upgrades, contingencies and transaction cost estimated at $46 million. EAI expects to sell one-third of the plant output to EGSL on a long-term basis under a separate agreement.

Entergy Texas	10.95%

Recent activity: On December 7, 2007, the PUCT ruled that September 26, 2008 is the effective date of new rates for ETI's rate case. A hearing is scheduled to begin May 13, 2008. In October and November, 2007 the PUCT issued orders in ETI's Transition to Competition case approving Southwest Power Pool's plan to develop information similar to that prepared by ERCOT and requesting an updated analysis of the benefits of remaining in the Southeastern Reliability Council, to support a PUCT decision on the appropriate qualified power region.
Background: On September 26, 2007, ETI filed a rate case consisting of three major requests for relief: a $64.3 million base rate increase, a $43.2 million request for various riders, and a fuel reconciliation for the period January 2006 through March 2007 in the amount of $858 million. The rate case is based on a March 31, 2007 test year using an 11% ROE. ETI has operated under a base rate freeze since 1999. Legislation subsequently enacted in June 2005 extended the base rate freeze to mid 2008 but also allowed ETI to file for rate relief through riders for incremental capacity costs (IPCR) and transition costs. In December 2005, the PUCT approved the recovery of $18 million annual capacity costs, subject to reconciliation from September 2005. On January 23, 2008, an agreement was filed with the PUCT to increase the IPCR to $21 million and to add a surcharge for $10.3 million of unrecovered costs. In June 2006, the PUCT approved a settlement in the Transition to Competition Cost recovery case, allowing ETI to recover $14.5 million per year in TTC costs over a 15-year period. In December 2006, ETI filed a Transition to Competition plan with the PUCT, proposing ETI join ERCOT as it represents the most viable path to full customer choice.
Storm Cost Recovery: On June 29, 2007, Entergy Gulf States Reconstruction Funding I, LLC, a company wholly-owned and consolidated by EGSI, issued $329.5 million of senior secured transition (securitization) bonds. ETI began cost recovery through the transition charge in July 2007, and the transition charge is expected to remain in place over a 15-year period. The securitization bonds are reflected on ETI's balance sheet post jurisdictional separation.

Entergy Gulf States Louisiana	9.90% - 11.40%

Recent activity: On December 13, 2007, the LPSC Staff issued a final report on EGSL's formula rate plan (FRP) filing for the 2006 test year, indicating a $1.6 million decrease in revenues for which interim rates were already in effect. In addition the Staff recommended that the LPSC agree to a one year extension of the FRP to synchronize with the final year of ELL's FRP, or alternatively extend for a longer period. EGSL indicated it is amenable to a one year extension.
Background: In March 2005, the LPSC approved a Global Settlement which established an FRP with a 10.65% ROE midpoint and a +/- 75 basis point bandwidth and a recovery mechanism for Commission approved capacity additions. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company. The 2006 test year filing is the third of three approved filings by the LPSC. The FRP may be extended by mutual agreement of EGSL and the LPSC.
Storm Cost Recovery: On August 1, 2007, the LPSC approved $187 million as the balance of storm restoration costs for recovery and established $87 million as a reserve for future storms, both to be securitized in the same amounts. In May 2006, EGSI-LA completed the $6 million interim recovery of storm costs through the fuel adjustment clause pursuant to the LPSC order. Beginning in September 2006, interim recovery shifted to the FRP at the rate of $0.85 million per month. Interim recovery and carrying charges will continue until the securitization process is complete.
Jurisdictional Separation Plan: In January 2007, the LPSC unanimously approved the Jurisdictional Separation Plan for Entergy Gulf States, Inc. At the end of 2007, EGSI separated into two vertically integrated utilities, Entergy Gulf States Louisiana, L.L.C. (EGSL) and Entergy Texas, Inc. (ETI).
Calcasieu acquisition: On January 16, 2008, the LPSC unanimously approved the uncontested settlement for the Calcasieu acquisition. Closing is targeted by the end of March 2008.
Background: In February 2007, EGSL announced the acquisition from Dynegy of the Calcasieu Generating Facility, a 322MW peaking unit at a cost of $57 million plus upgrade and transaction costs of $9.5 million, or $205/kW.
Ouachita acquisition: On January 16, 2008, the LPSC exercised its original jurisdiction and granted approval to recover costs associated with the Ouachita Interim Tolling Agreement. A hearing to approve entering into the long-term agreement for the purchase of one-third of the output is scheduled to begin June 23, 2008.
Background: In July 2007, EAI concluded negotiations with Cogentrix to acquire the Ouachita Power Facility. EGSL expects to purchase one-third of the plant output from EAI on a long-term basis under a separate agreement.

Appendix C: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy Louisiana	9.45% - 11.05%

Recent activity: ELL continues to seek resolution of its 2006 and 2005 FRP filings. A hearing for the 2006 filing is scheduled to begin April 29, 2008.
Background: In May 2005, the LPSC approved a settlement reestablishing the Company's FRP with a 10.25% ROE midpoint and a +/- 80 basis point bandwidth and a recovery mechanism for Commission-approved capacity additions. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company. The 2006 test year filing is the second of three approved filings by the LPSC. The FRP may be extended by the mutual agreement of ELL and the LPSC. ELL's 2005 test year filing made in May 2006 indicated a 9.45% ROE, which is within the allowed bandwidth. Rates were implemented on September 28, 2006 subject to refund consisting of $119 million for deferred and ongoing capacity costs and $24 million for interim storm cost recovery. This increase reflects certain adjustments proposed by the LPSC Staff with which ELL agrees. ELL's 2006 test year filing made in May 2007 indicated a 7.6% ROE. On September 27, 2007, ELL implemented an $18.4 million increase, subject to refund, $23.8 million representing a 60% adjustment to reach the bottom of the FRP band, net of $5.4 million for reduced capacity costs. The LPSC will allow ELL to defer the difference between the $39.8 million requested for unrecovered fixed costs for extraordinary customer losses associated with Hurricane Katrina and the $23.8 million 60% adjustment as a regulatory asset, pending ultimate LPSC resolution of the 2006 FRP filing. On October 29, 2007, ELL implemented a $7.1 million FRP decrease which is primarily due to the reclassification of certain franchise fees from base rates to collection via a line item on customer's bills pursuant to an LPSC General Order.
 Storm Cost Recovery: On August 1, 2007, the LPSC approved $545 million as the balance of storm restoration costs for recovery and established $152 million as a reserve for future storms, both to be securitized in the same amounts. In April 2006, ELL completed the $14 million interim recovery of storm costs through the fuel adjustment clause pursuant to the LPSC order. Beginning in September 2006, interim recovery shifted to the FRP at the rate of $2 million per month. Interim recovery and carrying charges will continue until the securitization process is complete.
Little Gypsy Repowering: On November 8, 2007, the LPSC voted unanimously to approve ELL's request to repower Little Gypsy, subject to a number of conditions, including the development and approval of a construction monitoring plan. This approval cleared the way for ELL to order vital equipment, such as boiler and piping components, so that components can be manufactured to keep the project on schedule. As a result, in January 2008, ELL finalized the terms of a target cost EPC contract with the Shaw Group. On December 21, 2007, ELL filed testimony in the Phase II proceeding seeking cash earnings on CWIP and proposing a procedure for synchronizing future base rate recovery via an FRP or base rate filing. Phase II hearings are scheduled to begin May 19, 2008.
Background: Little Gypsy is a 538MW resource that will be repowered to utilize CFB technology relying on a dual-fuel approach (petroleum coke and IL basin coal), a much needed solid-fuel baseload resource that can reduce Louisiana customers' dependence on natural gas. The projected cost estimate is $1.55 billion with an early 2012 projected in-service date.

Entergy Mississippi	9.46% - 12.24%

Recent activity: None
Background: EMI has been operating under a FRP last approved in December 2002. The FRP allows the company's earned ROE to increase or decrease within a bandwidth with no change in rates; earnings outside the bandwidth are allocated 50% to customers and 50% to the company, but on a prospective basis only. The plan also provides for performance incentives that can increase or decrease the benchmark ROE by as much as 100 basis points. The MPSC approved a joint stipulation between EMI and the Mississippi Public Utilities Staff on June 6, 2007, calling for a $10.5 million increase effective with July billings for EMI's 2006 test year FRP filing. In December 2005, the MPSC approved the purchase of the Attala facility and ordered interim recovery. In October 2006, the MPSC approved EMI's filing to revise the Power Management Rider Schedule to extend beyond 2006 recovery of EMI's Attala costs, effective for bills on/after January 1, 2007. In December 2006, the MPSC approved EMI's request to increase several fees (connect, reconnect, late payment and returned check) effective January 1, 2007.
Storm Cost Recovery: The Mississippi Development Corporation, an entity created by the state, issued securitization bonds. EMI received proceeds in the amount of $48 million on May 31, 2007, reflecting recovery of remaining $8 million storm restoration costs and $40 million to increase EMI's storm reserve. To service the bonds, EMI will collect a system restoration charge on behalf of the state and will remit collections to the state. In October 2006, EMI received $81 million in CDBG funding, pursuant to MPSC Orders approving recovery of $89 million storm restoration costs.

Entergy New Orleans	10.75%

Recent activity: ENOI implemented a $3.9 million electric base rate increase on January 1, 2008 and a $4.75 million gas base rate increase on November 1, 2007, the last phase of its three-phase gas base rate plan. With New Orleans' recovery also taking place faster than expected, in December 2007, ENOI announced a voluntary plan to return an estimated $10.6 million to customers through a 6.15% base rate credit on electric bills.
Background:  Prior to Hurricane Katrina, ENOI operated under a FRP with a ROE mid-point of 10.75%, a 45% hypothetical equity ratio, and electric and gas ROE bandwidths of 100 and 50 basis points, respectively. In October 2006, the City Council of New Orleans (CCNO) unanimously approved a settlement agreement with ENOI that called for a phased-in rate increase to ensure the company's ability to focus on restoration of the gas and electric systems, and created a $75 million storm reserve via a storm reserve rider beginning in March 2007 that positions ENOI to pay for future hurricane damage. When fully implemented by January 1, 2008, electric base rates will increase by $3.9 million and gas base rates by $11.0 million. Grand Gulf fuel adjustment clause recovery is also retained. Absent extraordinary circumstances, there will be no further base rate adjustments until April 2009. The order allows ENOI to seek reinstatement of an appropriate FRP following the resetting of rates in 2009.
Storm Cost Recovery: The October 2006 agreement established storm reserve riders for electric and gas and a process for storm cost recovery. The $200 million CDBG funding allocated by the Louisiana Recovery Authority in October 2006 is to be applied to storm costs; any storm costs in excess of the $200 million and insurance receipts will be addressed in ENOI's July 2008 rate filing. The storm reserve rider builds a $75 million reserve for future storm costs over a 10 year period. To date, ENOI has received $180.8 million of CDBG funding for ratepayer mitigation of storm costs and has submitted an additional $10.6 million for funding approval. ENOI will continue to submit storm restoration costs until the $200 million total CDBG funding allocation is reached.

Appendix C: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	Recent activity: None Background: ROE approved by July 2001 FERC order. No cases pending.

System Agreement	NA

Recent activity: The Utility operating subsidiaries implemented FERC's rough production cost equalization remedy in June 2007 with payments/receipts resulting as detailed below. On November 2, 2007, oral argument was held on the appeals filed before the federal appeals court for the D.C. circuit on the FERC decision, and the Utility operating subsidiaries filed testimony in the bandwidth proceeding on November 16, 2007. Also in November, EMI provided notice of its intent to terminate participation in the Entergy System Agreement, and in January 2008, the LPSC unanimously voted to direct its Staff to begin evaluating the potential for a new agreement, given EAI and EMI notices of withdrawal. The CCNO also opened a docket to gather information on progress towards a successor agreement.
Background: The System Agreement case addresses reallocation of production costs among the utility operating subsidiaries. In June 2005, the FERC issued its decision and established a bandwidth of +/- 11 % to reallocate production costs and ordered that this approach be applied prospectively. In December 2005, FERC established, among other things, that 1) the bandwidth would be applied to calendar year 2006 actual production costs and 2) 2007 would be the first possible year of payments among Entergy's operating companies. Based on calendar year 2006 production costs, EAI will pay $251.7 million to EGSI ($120.1 million), ELL ($91 million) and EMI ($40.6 million). ENOI is neither a payer nor recipient because its production costs were sufficiently close to the system average such that no payments or receipts were required. EAI will recover the approximate $231 million retail portion through the production cost allocation rider approved by the APSC, with rates becoming effective for July billing. Receipts for the other utility companies are being reflected predominantly as reductions in fuel expense. Appeals of the FERC decision were filed by the APSC, LPSC, MPSC and AEEC in the federal appeals court for the D.C. circuit. These appeals have been consolidated. The City of New Orleans intervened in the LPSC appeal, and Entergy has intervened in all appeals. A Compliance filing to implement the FERC decision in this case was filed by Entergy at FERC on April 10, 2006 which proposed that all payments required by the June 2005 FERC decision be properly reflected as fuel costs. Various comments or protests to the Compliance filing were filed by various parties including a request for summary judgment by the LPSC. In July 2007, the FERC accepted the proposed rates for filing, allowed them to go into effect July 30 subject to refund, and set them for hearing and settlement procedures. Settlement discussions were not successful and a procedural schedule has been established with the hearing in this matter (referred to as the bandwidth proceeding) currently scheduled to commence in late May 2008. In September 2007, FERC issued an Order on Remand in a proceeding referred to as the Interruptible/Curtailable proceeding. This proceeding considered how interruptible load, joint account purchases and the allocation of net margin for off-system sales would be considered in calculating the load responsibility for Entergy operating companies and the resulting effect on system production costs. FERC ordered that interruptible load be eliminated from calculations effective April 1, 2004 and ordered refunds for a 15 month period beginning May 1995. Entergy's operating companies filed a request for rehearing of the FERC decision and were granted a request to extend the deadline for any refunds until 30 days after the FERC issues an order on rehearing. The Entergy operating companies believe that any refund amounts would be recoverable in future rates.

Appendix D-1 provides comparative financial performance measures for the current quarter. Appendix D-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of earnings, including special items. Operational measures are non-GAAP measures as they are calculated using operational earnings, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Appendix G-1.

Appendix D-1: GAAP and Non-GAAP Financial Performance Measures
Fourth Quarter 2007 vs. 2006 (Including Entergy New Orleans, Inc.) (see appendix F for definitions of certain measures)

For 12 months ending December 31	2007	2006(x)	Change
GAAP Measures
Return on average invested capital - as-reported	8.3%	8.5%	(0.2%)
Return on average common equity - as-reported	14.1%	14.2%	(0.1%)
Net margin - as-reported	9.9%	10.4%	(0.5%)
Cash flow interest coverage	5.0	7.2	(2.2)
Book value per share	$40.71	$40.45	$0.26
End of period shares outstanding (millions)	193.1	202.7	(9.6)

Non-GAAP Measures
Return on average invested capital - operational	8.5%	7.7%	0.8%
Return on average common equity - operational	14.5%	12.5%	2.0%
Net margin - operational	10.2%	9.1%	1.1%

As of December 31 ($ in millions)	2007	2006	Change
GAAP Measures
Cash and cash equivalents	1,273	1,016	257
Revolver capacity	1,730	2,770	(1,040)
Total debt	11,123	9,356	1,767
Debt to capital ratio	57.6%	52.3%	5.3%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy's share	135	146	(11)
Leases - Entergy's share	523	519	4
Total off-balance sheet liabilities	658	665	(7)

Non-GAAP Measures
Total gross liquidity	3,003	3,786	(783)
Net debt to net capital ratio	54.7%	49.4%	5.3%
Net debt ratio including off-balance sheet liabilities	56.2%	51.3%	4.9%

(x) Data has not been restated for the re-consolidation of ENOI which was the accounting adopted by Entergy in second quarter 2007.
Appendix D-2: Historical Performance Measures (see appendix F for definitions of measures)
	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07	06YTD	07YTD
Financial (y)
EPS - as-reported ($)	0.92	1.33	1.83	1.27	1.02	1.32	2.30	0.96	5.36	5.60
Less - special items ($)	0.02	0.11	0.03	0.48	0.00	0.00	0.00	(0.16)	0.64	(0.16)
EPS - operational ($)	0.90	1.22	1.80	0.79	1.02	1.32	2.30	1.12	4.72	5.76
Trailing Twelve Months
ROIC - as-reported (%)	7.3	7.3	7.5	8.5	8.4	8.2	8.6	8.3
ROIC - operational (%)	7.5	7.4	7.5	7.7	7.7	7.6	8.1	8.5
ROE - as-reported (%)	11.5	11.3	11.6	14.2	14.5	14.2	14.6	14.1
ROE - operational (%)	12.0	11.5	11.6	12.5	12.8	12.9	13.4	14.5
Cash Flow Interest Coverage	5.0	5.2	6.0	7.2	6.1	5.8	5.3	5.0
Debt to capital ratio (%)	52.1	52.4	50.4	52.3	55.2	57.3	57.3	57.6
Net debt/net capital ratio (%)	50.0	50.4	48.3	49.4	52.3	54.1	53.9	54.7
Utility
GWh billed
Residential (z)	7,055	7,240	11,120	7,163	7,792	6,986	11,128	7,376	32,579	33,281
Commercial & Gov't (z)	6,342	7,001	8,587	7,027	6,665	7,043	8,748	7,290	28,957	29,747
Industrial (z)	9,145	9,702	10,316	9,724	9,323	9,813	10,120	9,729	38,886	38,985
Wholesale (z)	1,962	1,861	1,844	1,470	1,638	1,428	1,413	1,666	7,137	6,145
O&M expense/MWh (z)	$16.05	$17.03	$14.59	$20.85	$16.83	$19.01	$15.16	$20.23	$16.98	$17.67
Reliability
SAIFI (aa)	1.8	1.7	1.8	1.8	1.8	1.9	1.8	1.8	1.8	1.8
SAIDI (aa)	173	178	182	189	193	198	188	184	189	184
Nuclear
Net MW in operation	4,135	4,200	4,200	4,200	4,200	4,998	4,998	4,998	4,200	4,998
Avg. realized price per MWh (bb)	$44.28	$43.76	$44.90	$44.34	$55.11	$51.28	$53.11	$51.52	$44.33	$52.69
Production cost/MWh (cc)	$18.68	$19.61	$18.75	$21.00	$19.80	$21.27	$20.90	$22.64	$19.50	$21.19
Non-fuel O&M expense/ purchased power per MWh (cc)	$20.09	$21.65	$21.29	$22.48	$20.76	$24.09	$22.40	$23.94	$21.37	$22.86
GWh billed	8,763	8,281	9,119	8,684	8,315	8,896	10,105	10,254	34,847	37,570
Capacity factor	97%	90%	99%	93%	91%	82%	93%	92%	95%	89%

  Data for 1Q07, 2Q07, 3Q07, 4Q07 and 07YTD reflect the re-consolidation of ENOI. All other periods are not restated for this effect.
  Data has been restated for the re-consolidation of ENOI which was the accounting adopted by Entergy in second quarter 2007. 4Q07 and 07YTD exclude the effect of the nuclear alignment special.
  Excludes impact of major storm activity.
  Restated to reflect MWh billed as the denominator in the calculation.
  Restated data to reflect moving purchased power from production costs to non-fuel O&M. 4Q07 and 07YTD exclude the effect of the nuclear alignment special.

  Appendix E: Planned Capital Expenditures

  Entergy's capital plan from 2008 through 2010 anticipates $5.9 billion for investment, including $2.7 billion of maintenance capital. The remaining $3.2 billion is for specific investments such as the Utility's portfolio transformation strategy (i.e., Calcasieu and Ouachita acquisitions and Little Gypsy repowering), the steam generator replacement at Entergy's Waterford 3 nuclear unit, environmental compliance spending, transmission upgrades, business function relocation, dry cask storage and nuclear license renewal projects, NYPA value sharing and other initiatives. A potentially significant item not included in these estimates is the cost associated with the proposed inter-connection between Entergy Texas and ERCOT (up to approximately $1 billion). In addition, only minimal amounts for potential new nuclear development at the Grand Gulf and River Bend sites at the Utility are included.

Appendix E: 2008-2010 Planned Capital Expenditures including Entergy New Orleans
($ in millions)	2008	2009	2010	Total
Maintenance capital
Utility, Parent & Other	864	807	811	2,482
Entergy Nuclear	78	78	78	234
Non-Nuclear Wholesale Assets	2	-	-	2
Subtotal	944	885	889	2,718
Other capital commitments
Utility, Parent & Other	1,033	846	675	2,554
Entergy Nuclear	207	189	248	644
Non-Nuclear Wholesale Assets	-	-	-	-
Subtotal	1,240	1,035	923	3,198
Total Planned Capital Expenditures	2,184	1,920	1,812	5,916

  Appendix F provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.
Appendix F: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures
Utility
GWh billed	Total number of GWh billed to all retail and wholesale customers
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Number of customers at end of period
Competitive Businesses
Planned TWh of generation	Amount of output expected to be generated by Entergy Nuclear for nuclear units considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch
Percent of planned generation sold forward

  Percent of planned generation output sold forward under contracts, forward physical contracts, forward financial contracts or options (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages
Unit-contingent with availability guarantees

  Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

  Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract	A contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator
Average contract price per MWh or per kW per month

  Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades

Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract or option exercise prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned and operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh billed for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Non-fuel O&M expense/purchased power per MWh	Operation, maintenance and refueling expenses and purchased power per MWh billed, excluding fuel
GWh billed	Total number of GWh billed to all customers
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage during the period

  Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix F: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures (continued)
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling earnings divided by average common equity
Net margin - as-reported	12-months rolling earnings divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable, capital leases, and preferred stock with sinking fund on the balance sheet less non-recourse debt, if any
Debt of joint ventures (Entergy's share)	Debt issued by Non-Nuclear Wholesale Assets business joint ventures
Leases (Entergy's share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures - Non-GAAP
Operational earnings	As-reported earnings applicable to common stock adjusted to exclude the impact of special items
Return on average invested capital - operational	12-months rolling operational earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational earnings divided by average common equity
Net margin - operational	12-months rolling operational earnings divided by 12 months rolling revenue
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	Operating income plus depreciation and amortization, plus other regulatory charges (credits) - net
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

  Appendices G-1 and G-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure. Appendices G-3 through G-7 provide reconciliations of 2006 pro-forma financial statements to 2006 GAAP financial statements due to the reconsolidation of Entergy New Orleans.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Return on Equity, Return on Invested Capital and Net Margin Metrics (dd)
($ in millions)	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07
As-reported earnings-rolling 12 months (A)	920	916	955	1,133	1,151	1,137	1,209	1,135
Preferred dividends	27	28	29	28	28	26	25	25
Tax effected interest expense	304	316	324	339	352	365	392	392
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,251	1,260	1,308	1,499	1,531	1,528	1,626	1,552

Special items in prior quarters	(43)	(37)	(6)	33	132	108	101	0

Special items 1Q06 thru 4Q07
Utility, Parent & Other ENOI results	6	11	7	(20)
Entergy-Koch, LP gain				55
Retail Business impairment reserve
Retail Business discontinued operations	(2)	13	(1)	(10)
Restructuring - Entergy-Koch, LP distribution				104
Non-Nuclear Wholesale Assets Write-off of tax capital losses				(28)
Nuclear Fleet Alignment								(32)
Total special items (C)	(40)	(13)	0	135	132	108	101	(32)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,291	1,273	1,308	1,364	1,399	1,420	1,525	1,584

Operational earnings, rolling 12 months (A-C)	960	929	955	998	1,020	1,029	1,108	1,167

Average invested capital (D)	17,140	17,283	17,514	17,688	18,227	18,652	18,866	18,721

Average common equity (E)	8,026	8,080	8,208	7,970	7,939	7,998	8,264	8,030

Operating revenues (F)	10,564	10,747	11,104	10,932	11,295	11,371	11,311	11,484

ROIC - as-reported (B/D)	7.3	7.3	7.5	8.5	8.4	8.2	8.6	8.3

ROIC - operational ((B-C)/D)	7.5	7.4	7.5	7.7	7.7	7.6	8.1	8.5

ROE - as-reported (A/E)	11.5	11.3	11.6	14.2	14.5	14.2	14.6	14.1

ROE - operational ((A-C)/E)	12.0	11.5	11.6	12.5	12.8	12.9	13.4	14.5

Net margin - as-reported (A/F)	8.7	8.5	8.6	10.4	10.2	10.0	10.7	9.9

Net margin - operational ((A-C)/F)	9.1	8.6	8.6	9.1	9.0	9.1	9.8	10.2

  Data for 1Q07, 2Q07, 3Q07 and 4Q07 reflect the re-consolidation of ENOI. All other periods are not restated for this effect.

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics (ee)
($ in millions)	1Q06	2Q06	3Q06	4Q06	1Q07	2Q07	3Q07	4Q07
Gross debt (A)	9,329	9,402	9,054	9,356	10,100	10,936	11,194	11,123
Less cash and cash equivalents (B)	752	729	745	1,016	1,100	1,320	1,467	1,273
Net debt (C)	8,576	8,673	8,309	8,340	9,000	9,616	9,728	9,850

Total capitalization (D)	17,888	17,956	17,957	17,899	18,304	19,088	19,529	19,297
Less cash and cash equivalents (B)	752	729	745	1,016	1,100	1,320	1,467	1,273
Net capital (E)	17,135	17,227	17,212	16,883	17,204	17,767	18,062	18,024

Debt to capital ratio % (A/D)	52.1	52.4	50.4	52.3	55.2	57.3	57.3	57.6

Net debt to net capital ratio % (C/E)	50.0	50.4	48.3	49.4	52.3	54.1	53.9	54.7

Off-balance sheet liabilities (F)	732	671	668	665	668	664	662	658

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	52.1	52.2	50.2	51.3	54.1	55.8	55.5	56.2

Revolver capacity (G)	2,718	2,710	3,095	2,770	2,170	1,650	1,804	1,730

Gross liquidity (B+G)	3,470	3,439	3,840	3,786	3,270	2,970	3,271	3,003

  Data for 1Q07, 2Q07, 3Q07 and 4Q07 reflect the re-consolidation of ENOI. All other periods are not restated for this effect.

Appendix G-3: Reconciliation of GAAP to Non-GAAP Balance Sheet
December 31, 2006
($ in thousands)
	U.S. Utilities/ Parent & Other			Consolidated
		ENOI			ENOI
	GAAP	Adjustment*	Pro-forma	GAAP	Adjustment*	Pro-forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents:
Cash	95,468	3,886	99,354	117,379	3,886	121,265
Temporary cash investments - at cost,
which approximates market	499,942	13,207	513,149	898,773	13,207	911,980
Total cash and cash equivalents	595,410	17,093	612,503	1,016,152	17,093	1,033,245
Notes receivable - Entergy New Orleans DIP loan	51,934	(51,934)	-	51,934	(51,934)	-
Notes receivable	266,717	-	266,717	699	-	699
Accounts receivable:
Customer	410,512	58,999	469,511	410,512	58,999	469,511
Allowance for doubtful accounts	(19,348)	(10,563)	(29,911)	(19,348)	(10,563)	(29,911)
Associated companies	(5,099)	-	(5,099)	-	-	-
Other	312,654	(86,258)	226,396	487,264	(86,258)	401,006
Accrued unbilled revenues	249,165	23,758	272,923	249,165	23,758	272,923
Total receivables	947,884	(14,064)	933,820	1,127,593	(14,064)	1,113,529
Accumulated deferred income taxes	10,498	(2,924)	7,574	11,680	(2,924)	8,756
Fuel inventory - at average cost	189,829	5,041	194,870	193,098	5,041	198,139
Materials and supplies - at average cost	408,279	7,825	416,104	604,998	7,825	612,823
Deferred nuclear refueling outage costs	65,349	-	65,349	147,521	-	147,521
Prepayments and other	150,134	5,640	155,774	171,759	5,640	177,399
TOTAL	2,686,034	(33,323)	2,652,711	3,325,434	(33,323)	3,292,111

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity	7,725,189	(153,988)	7,571,201	229,089	(153,988)	75,101
Decommissioning trust funds	1,274,676	-	1,274,676	2,858,523	-	2,858,523
Non-utility property - at cost (less accumulated depreciation)	208,956	1,107	210,063	212,726	1,107	213,833
Other	39,868	-	39,868	47,115	-	47,115
TOTAL	9,248,689	(152,881)	9,095,808	3,347,453	(152,881)	3,194,572

PROPERTY, PLANT, AND EQUIPMENT
Electric	28,405,556	698,081	29,103,637	30,713,284	698,081	31,411,365
Property under capital lease	730,182	-	730,182	730,182	-	730,182
Natural gas	92,787	186,932	279,719	92,787	186,932	279,719
Construction work in progress	609,431	21,824	631,255	786,147	21,824	807,971
Nuclear fuel under capital lease	336,017	-	336,017	336,017	-	336,017
Nuclear fuel	140,357	-	140,357	494,759	-	494,759
TOTAL PROPERTY, PLANT AND EQUIPMENT	30,314,330	906,837	31,221,167	33,153,176	906,837	34,060,013
Less - accumulated depreciation and amortization	13,366,710	446,673	13,813,383	13,715,099	446,673	14,161,772
PROPERTY, PLANT AND EQUIPMENT - NET	16,947,620	460,164	17,407,784	19,438,077	460,164	19,898,241

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
SFAS 109 regulatory asset - net	740,110	(71,870)	668,240	740,110	(71,870)	668,240
Other regulatory assets	2,768,352	295,440	3,063,792	2,768,352	295,440	3,063,792
Deferred fuel costs	168,122	-	168,122	168,122	-	168,122
Long-term receivables	19,349	936	20,285	19,349	936	20,285
Goodwill	374,099	-	374,099	377,172	-	377,172
Other	736,461	4,824	741,285	898,662	4,824	903,486
TOTAL	4,806,493	229,330	5,035,823	4,971,767	229,330	5,201,097

TOTAL ASSETS	33,688,836	503,290	34,192,126	31,082,731	503,290	31,586,021
*Adjustment to reflect ENOI reconsolidation Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Balance Sheet
December 31, 2006
($ in thousands)
	U.S. Utilities/ Parent & Other			Consolidated
		ENOI			ENOI
	GAAP	Adjustment*	Pro-forma	GAAP	Adjustment*	Pro-forma
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Currently maturing long-term debt	93,335	-	93,335	181,576	-	181,576
Notes payable:
Associated companies	979,198	-	979,198	-	-	-
Other	25,039	-	25,039	25,039	-	25,039
Account payable:
Associated companies	69,355	-	69,355	-	-	-
Other	901,434	59,034	960,468	1,122,596	59,034	1,181,630
Customer deposits	248,031	14,808	262,839	248,031	14,808	262,839
Taxes accrued	167,060	2,087	169,147	187,324	2,087	189,411
Interest accrued	159,527	18,004	177,531	160,831	18,004	178,835
Deferred fuel costs	73,031	(18,996)	54,035	73,031	(18,996)	54,035
Obligations under capital leases	153,246	-	153,246	153,246	-	153,246
Pension and other postretirement liabilities	39,008	16	39,024	41,912	16	41,928
Other	100,501	6,138	106,639	271,544	6,138	277,682
TOTAL	3,008,765	81,091	3,089,856	2,465,130	81,091	2,546,221

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,451,700	98,884	5,550,584	5,820,700	98,884	5,919,584
Accumulated deferred investment tax credits	358,550	3,157	361,707	358,550	3,157	361,707
Obligations under capital leases	188,033	-	188,033	188,033	-	188,033
Other regulatory liabilities	449,237	-	449,237	449,237	-	449,237
Decommissioning and retirement cost liabilities	1,249,482	2,591	1,252,073	2,023,846	2,591	2,026,437
Transition to competition	79,098	-	79,098	79,098	-	79,098
Regulatory reserves	219	-	219	219	-	219
Accumulated provisions	81,053	8,384	89,437	88,902	8,384	97,286
Pension and other postretirement liabilities	1,125,707	60,034	1,185,741	1,410,433	60,034	1,470,467
Long-term debt	8,560,534	226,619	8,787,153	8,798,087	226,619	9,024,706
Preferred stock with sinking fund	10,500	-	10,500	10,500	-	10,500
Other	1,173,625	2,750	1,176,375	847,196	2,750	849,946
TOTAL	18,727,738	402,419	19,130,157	20,074,801	402,419	20,477,220

Preferred stock without sinking fund	310,751	19,780	330,531	344,913	19,780	364,693

SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2006	2,228,350	-	2,228,350	2,482	-	2,482
Paid-in capital	6,668,007	-	6,668,007	4,827,265	-	4,827,265
Retained earnings	5,592,532	-	5,592,532	6,113,042	-	6,113,042
Accumulated other comprehensive income (loss)	(82,917)	-	(82,917)	(100,512)	-	(100,512)
Less - treasury stock, at cost (45,506,311 shares in 2006)	2,764,390	-	2,764,390	2,644,390	-	2,644,390
TOTAL	11,641,582	-	11,641,582	8,197,887	-	8,197,887

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	33,688,836	503,290	34,192,126	31,082,731	503,290	31,586,021

*Adjustment to reflect ENOI reconsolidation
Totals may not foot due to rounding

Appendix G-4: Reconciliation of GAAP to Non-GAAP Income Statement
Three Months Ended December 31, 2006
($ in thousands)
	U.S. Utilities/ Parent & Other			Consolidated
		ENOI			ENOI
	GAAP	Adjustment*	Pro-forma	GAAP	Adjustment*	Pro-forma

OPERATING REVENUES
Electric	2,031,960	48,183	2,080,143	2,031,364	48,183	2,079,547
Natural gas	20,708	29,410	50,118	20,708	29,410	50,118
Competitive businesses	8,430	-	8,430	428,833	-	428,833
Total	2,061,098	77,593	2,138,691	2,480,905	77,593	2,558,498

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	591,772	50,336	642,108	654,725	50,336	705,061
Purchased power	487,308	(15,275)	472,033	491,682	(15,275)	476,407
Nuclear refueling outage expenses	18,230	-	18,230	41,983	-	41,983
Other operation and maintenance	459,973	43,217	503,190	641,707	43,217	684,924
Decommissioning	21,286	43	21,329	37,097	43	37,140
Taxes other than income taxes	81,328	9,099	90,427	100,567	9,099	109,666
Depreciation and amortization	211,675	6,843	218,518	232,419	6,843	239,262
Other regulatory charges (credits) - net	1,830	1,039	2,869	1,830	1,039	2,869
Total	1,873,402	95,302	1,968,704	2,202,010	95,302	2,297,312

OPERATING INCOME	187,696	(17,709)	169,987	278,895	(17,709)	261,186

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	7,806	550	8,356	7,806	550	8,356
Interest and dividend income	68,856	(5,636)	63,220	82,146	(5,636)	76,510
Equity in earnings (loss) of unconsolidated equity affiliates	69,353	19,604	88,957	66,902	19,604	86,506
Miscellaneous - net	3,002	(289)	2,713	(680)	(289)	(969)
Total	149,017	14,229	163,246	156,174	14,229	170,403

INTEREST AND OTHER CHARGES
Interest on long-term debt	127,276	3,245	130,521	129,393	3,245	132,638
Other interest - net	33,500	2,877	36,377	27,971	2,877	30,848
Allowance for borrowed funds used during construction	(4,943)	(443)	(5,386)	(4,943)	(443)	(5,386)
Preferred dividend requirements and other	4,305	1,102	5,407	5,160	1,102	6,262
Total	160,138	6,781	166,919	157,581	6,781	164,362

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	176,575	(10,261)	166,314	277,488	(10,261)	267,227

Income taxes	(60,359)	(10,261)	(70,620)	(1,126)	(10,261)	(11,387)

INCOME FROM CONTINUING OPERATIONS	236,934	-	236,934	278,614	-	278,614

LOSS FROM DISCONTINUED OPERATIONS
(net of taxes of ($5,356))	(10,326)	-	(10,326)	(10,326)	-	(10,326)

CONSOLIDATED NET INCOME	226,608	-	226,608	268,288	-	268,288

*Adjustment to reflect ENOI reconsolidation
Totals may not foot due to rounding

Appendix G-5: Reconciliation of GAAP to Non-GAAP Income Statement
Twelve Months Ended December 31, 2006
($ in thousands)
	U.S. Utilities/ Parent & Other			Consolidated
		ENOI			ENOI
	GAAP	Adjustment*	Pro-forma	GAAP	Adjustment*	Pro-forma

OPERATING REVENUES
Electric	9,065,800	204,989	9,270,789	9,063,135	204,989	9,268,124
Natural gas	84,230	100,088	184,318	84,230	100,088	184,318
Competitive businesses	39,817	-	39,817	1,784,793	-	1,784,793
Total	9,189,847	305,077	9,494,924	10,932,158	305,077	11,237,235

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,880,857	157,535	3,038,392	3,144,073	157,535	3,301,608
Purchased power	2,120,770	(43,647)	2,077,123	2,138,237	(43,647)	2,094,590
Nuclear refueling outage expenses	78,110	-	78,110	169,567	-	169,567
Other operation and maintenance	1,614,002	100,094	1,714,096	2,335,364	100,094	2,435,458
Decommissioning	82,912	169	83,081	145,884	169	146,053
Taxes other than income taxes	363,897	34,953	398,850	428,561	34,953	463,514
Depreciation and amortization	808,517	31,465	839,982	887,792	31,465	919,257
Other regulatory charges (credits) - net	(122,680)	4,160	(118,520)	(122,680)	4,160	(118,520)
Total	7,826,385	284,729	8,111,114	9,126,798	284,729	9,411,527

OPERATING INCOME	1,363,462	20,348	1,383,810	1,805,361	20,348	1,825,709

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	39,894	3,078	42,972	39,894	3,078	42,972
Interest and dividend income	163,717	(6,722)	156,995	198,835	(6,722)	192,113
Equity in earnings (loss) of unconsolidated equity affiliates	95,366	(4,057)	91,309	93,744	(4,057)	89,687
Miscellaneous - net	555	(543)	12	16,114	(543)	15,571
Total	299,532	(8,244)	291,288	348,587	(8,244)	340,343

INTEREST AND OTHER CHARGES
Interest on long-term debt	489,282	4,069	493,351	498,451	4,069	502,520
Other interest - net	99,196	4,175	103,371	75,502	4,175	79,677
Allowance for borrowed funds used during construction	(23,931)	(2,477)	(26,408)	(23,931)	(2,477)	(26,408)
Preferred dividend requirements and other	24,363	1,286	25,649	27,783	1,286	29,069
Total	588,910	7,053	595,963	577,805	7,053	584,858

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,074,084	5,051	1,079,135	1,576,142	5,051	1,581,193

Income taxes	234,789	5,051	239,840	443,044	5,051	448,095

INCOME FROM CONTINUING OPERATIONS	839,295	-	839,295	1,133,098	-	1,133,098

LOSS FROM DISCONTINUED OPERATIONS
(net of taxes of $67)	(496)	-	(496)	(496)	-	(496)

CONSOLIDATED NET INCOME	838,799	-	838,799	1,132,602	-	1,132,602

*Adjustment to reflect ENOI reconsolidation
Totals may not foot due to rounding

Appendix G-6: Reconciliation of GAAP to Non-GAAP Consolidated Cash Flow Statement
Three Months Ended December 31, 2006
($ in thousands)
	Consolidated
		ENOI
	GAAP	Adjustment*	Pro-forma
OPERATING ACTIVITIES
Consolidated net income	268,288	-	268,288
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(7,608)	17	(7,591)
Other regulatory credits - net	1,829	1,040	2,869
Depreciation, amortization, and decommissioning	269,526	6,886	276,412
Deferred income taxes, investment tax credits, and non-current taxes accrued	126,877	(10,263)	116,614
Equity in earnings of unconsolidated equity affiliates - net of dividends	29,105	(19,605)	9,500
Changes in working capital:		-
Receivables	197,731	11,609	209,340
Fuel inventory	9,445	(1,487)	7,958
Accounts payable	306,920	(7,672)	299,248
Taxes accrued	(66,881)	(2,723)	(69,604)
Interest accrued	2,785	14,239	17,024
Deferred fuel	146,284	9,395	155,679
Other working capital accounts	(47,012)	2,798	(44,214)
Provision for estimated losses and reserves	12,227	(1,240)	10,987
Changes in other regulatory assets	66,018	(10,287)	55,731
Other	(96,628)	(21,900)	(118,528)
Net cash flow provided by operating activities	1,218,906	(29,193)	1,189,713

INVESTING ACTIVITIES
Construction/capital expenditures	(409,960)	11,312	(398,648)
Allowance for equity funds used during construction	7,806	550	8,356
Nuclear fuel purchases	(65,489)	-	(65,489)
Proceeds from sale/leaseback of nuclear fuel	111	-	111
Proceeds from sale of assets and businesses	-	-	-
Payment for purchase of plant	-	-	-
Insurance proceeds received for property damages	601	1,464	2,065
Decrease in other investments	(62,854)	20,093	(42,761)
Proceeds from nuclear decommissioning trust fund sales	196,839	-	196,839
Investment in nuclear decommissioning trust funds	(228,335)	-	(228,335)
Other regulatory investments	469	-	469
Net cash flow used in investing activities	(560,812)	33,419	(527,393)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	460,012	1	460,013
Preferred stock	-	-	-
Common stock and treasury stock	38,383	-	38,383
Retirement of long-term debt	(205,948)	-	(205,948)
Repurchase of common stock	(584,193)	-	(584,193)
Redemption of preferred stock	-	-	-
Changes in credit line borrowings - net	25,000	-	25,000
Dividends paid:
Common stock	(111,850)	-	(111,850)
Preferred stock	(5,987)	(92)	(6,079)
Net cash flow provided by (used in) financing activities	(384,583)	(91)	(384,674)
Effect of exchange rates on cash and cash equivalents	(2,387)	(0)	(2,386)
Net increase in cash and cash equivalents	271,124	4,134	275,260
Cash and cash equivalents at beginning of period	745,028	12,957	757,985
Cash and cash equivalents at end of period	1,016,152	17,091	1,033,245

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	124,130	(471)	123,659
Income taxes	50,125	1,869	51,994

*Adjustment to reflect ENOI reconsolidation
Totals may not foot due to rounding

Appendix G-7: Reconciliation of GAAP to Non-GAAP Consolidated Cash Flow Statement
Twelve Months Ended December 31, 2006
($ in thousands)	Consolidated
		ENOI
	GAAP	Adjustment*	Pro-forma

OPERATING ACTIVITIES
Consolidated net income	1,132,602	-	1,132,602
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	36,352	(20)	36,332
Other regulatory credits - net	(122,680)	4,160	(118,520)
Depreciation, amortization, and decommissioning	1,035,153	31,634	1,066,787
Deferred income taxes, investment tax credits, and non-current taxes accrued	738,643	54,395	793,038
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	4,436	4,057	8,493
Provision for asset impairments and restructuring charges		-
Changes in working capital:
Receivables	408,042	(1,817)	406,225
Fuel inventory	13,097	3,007	16,104
Accounts payable	(83,884)	10,855	(73,029)
Taxes accrued	(835)	2,464	1,629
Interest accrued	5,975	15,337	21,312
Deferred fuel	582,947	11,597	594,544
Other working capital accounts	64,479	(1,447)	63,032
Provision for estimated losses and reserves	39,822	496	40,318
Changes in other regulatory assets	(127,305)	(55,607)	(182,912)
Other	(279,005)	14,717	(264,288)
Net cash flow provided by operating activities	3,447,839	93,828	3,541,667
INVESTING ACTIVITIES
Construction/capital expenditures	(1,633,268)	(80,792)	(1,714,060)
Allowance for equity funds used during construction	39,894	3,078	42,972
Nuclear fuel purchases	(326,248)	-	(326,248)
Proceeds from sale/leaseback of nuclear fuel	135,190	-	135,190
Proceeds from sale of assets and businesses	77,159	-	77,159
Payment for purchase of plant	(88,199)	-	(88,199)
Insurance proceeds received for property damages	18,828	4,664	23,492
Decrease (increase) in other investments	(6,353)	(36,458)	(42,811)
Proceeds from nuclear decommissioning trust fund sales	777,584	-	777,584
Investment in nuclear decommissioning trust funds	(884,123)	-	(884,123)
Other regulatory investments	(38,037)	-	(38,037)
Net cash flow used in investing activities	(1,927,573)	(109,508)	(2,037,081)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,837,713	(6)	1,837,707
Preferred stock	73,354	-	73,354
Common stock and treasury stock	70,455	-	70,455
Retirement of long-term debt	(1,804,373)	-	(1,804,373)
Repurchase of common stock	(584,193)	-	(584,193)
Redemption of preferred stock	(183,881)	-	(183,881)
Changes in credit line borrowings - net	(15,000)	(15,000)	(30,000)
Dividends paid:
Common stock	(448,954)	-	(448,954)
Preferred stock	(28,848)	(277)	(29,125)
Net cash flow provided by (used in) financing activities	(1,083,727)	(15,283)	(1,099,010)
Effect of exchange rates on cash and cash equivalents	(3,207)	0	(3,207)
Net increase in cash and cash equivalents	433,332	(30,963)	402,369
Cash and cash equivalents at beginning of period	582,820	48,056	630,876
Cash and cash equivalents at end of period	1,016,152	17,093	1,033,245
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	514,189	-	514,189
Income taxes	(147,435)	(57,193)	(204,628)

*Adjustment to reflect ENOI reconsolidation
Totals may not foot due to rounding

Entergy Corporation's common stock is listed on the New York and Chicago exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at
www.entergy.com/investor_relations

**********************************************************************************************************************

In this press release, and from time to time, Entergy Corporation makes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in Entergy's Annual Report on Form 10-K under (i) Forward-Looking Statements, (ii) Item 1A. Risk Factors, (iii) Item 7. Management's Financial Discussion and Analysis, and (iv) Current Report on Form 8-K filed on November 5, 2007 and (b) the following transactional factors (in addition to others described elsewhere in this release and in subsequent securities filings): (i) risks inherent in the contemplated spin-off, joint venture and related transactions (including the level of debt incurred by SpinCo and the terms and costs related thereto), (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements.  Entergy cannot provide any assurances that the spin-off or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. The transaction is subject to certain conditions precedent, including regulatory approvals and the final approval by the Board of Directors of Entergy.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2007
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 139,856	$ 6,069	$ -	$ 145,925
Temporary cash investments - at cost,
which approximates market	679,590	447,486	-	1,127,076
Total cash and cash equivalents	819,446	453,555	-	1,273,001
Notes receivable - Entergy New Orleans DIP loan	-	-	-	-
Notes receivable	291,101	419,993	(710,933)	161
Accounts receivable:
Customer	413,284	-	-	413,284
Allowance for doubtful accounts	(25,789)	-	-	(25,789)
Associated companies	53,543	84,473	(138,016)	-
Other	267,732	232,768	-	500,500
Accrued unbilled revenues	288,076	-	-	288,076
Total accounts receivable	996,846	317,241	(138,016)	1,176,071
Accumulated deferred income taxes	38,117	-	-	38,117
Fuel inventory - at average cost	205,146	3,438	-	208,584
Materials and supplies - at average cost	454,517	237,859	-	692,376
Deferred nuclear refueling outage costs	43,498	129,438	-	172,936
System agreement cost equalization	268,000	-	-	268,000
Prepayments and other	100,458	28,543	-	129,001
TOTAL	3,217,129	1,590,067	(848,949)	3,958,247

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	7,521,097	94,103	(7,536,208)	78,992
Decommissioning trust funds	1,370,035	1,937,601	-	3,307,636
Non-utility property - at cost (less accumulated depreciation)	216,640	3,564	-	220,204
Other	80,700	7,251	(5,388)	82,563
TOTAL	9,188,472	2,042,519	(7,541,596)	3,689,395

PROPERTY, PLANT, AND EQUIPMENT

Electric	29,613,366	3,346,428	(772)	32,959,022
Property under capital lease	740,095	-	-	740,095
Natural gas	300,767	-	-	300,767
Construction work in progress	861,523	193,310	-	1,054,833
Nuclear fuel under capital lease	361,502	-	-	361,502
Nuclear fuel	154,713	510,907	-	665,620
TOTAL PROPERTY, PLANT AND EQUIPMENT	32,031,966	4,050,645	(772)	36,081,839
Less - accumulated depreciation and amortization	14,659,224	448,345	-	15,107,569
PROPERTY, PLANT AND EQUIPMENT - NET	17,372,742	3,602,300	(772)	20,974,270

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	685,528	-	-	685,528
Other regulatory assets	2,971,399	-	-	2,971,399
Deferred fuel costs	168,122	-	-	168,122
Long-term receivables	7,714	-	-	7,714
Goodwill	374,099	3,073	-	377,172
Other	794,177	758,729	(651,966)	900,940
TOTAL	5,001,039	761,802	(651,966)	5,110,875

TOTAL ASSETS	$ 34,779,382	$ 7,996,688	$ (9,043,283)	$ 33,732,787

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2007
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 968,701	$ 28,056	$ -	$ 996,757
Notes payable:
Associated companies	399,978	310,955	(710,933)	-
Other	25,037	-	-	25,037
Account payable:
Associated companies	95,943	38,762	(134,705)	-
Other	802,604	228,696	-	1,031,300
Customer deposits	291,171	-	-	291,171
Taxes accrued	-	-	-	-
Interest accrued	185,794	2,174	-	187,968
Deferred fuel costs	54,947	-	-	54,947
Obligations under capital leases	152,615	-	-	152,615
Pension and other postretirement liabilities	31,182	3,613	-	34,795
System agreement cost equalization	268,000	-	-	268,000
Other	68,675	145,489	-	214,164
TOTAL	3,344,647	757,745	(845,638)	3,256,754

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,914,800	554,664	-	6,469,464
Accumulated deferred investment tax credits	343,539	-	-	343,539
Obligations under capital leases	220,438	-	-	220,438
Other regulatory liabilities	490,323	-	-	490,323
Decommissioning and retirement cost liabilities	1,346,422	1,142,639	-	2,489,061
Transition to competition	-	-	-	-
Regulatory reserves	-	-	-	-
Accumulated provisions	124,483	8,923	-	133,406
Pension and other postretirement liabilities	1,047,745	313,581	-	1,361,326
Long-term debt	9,522,791	283,172	(77,828)	9,728,135
Preferred stock with sinking fund	-	-	-	-
Other	1,250,738	400,436	(584,666)	1,066,508
TOTAL	20,261,279	2,703,415	(662,494)	22,302,200

Preferred stock without sinking fund	280,612	422,482	(391,932)	311,162

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2007	2,228,351	1,068,639	(3,294,508)	2,482
Paid-in capital	6,696,890	2,071,257	(3,917,378)	4,850,769
Retained earnings	5,907,673	923,567	(95,275)	6,735,965
Accumulated other comprehensive income (loss)	(85,205)	92,899	626	8,320
Less - treasury stock, at cost (55,053,847 shares in 2007)	3,854,865	43,316	(163,316)	3,734,865
TOTAL	10,892,844	4,113,046	(7,143,219)	7,862,671

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 34,779,382	$ 7,996,688	$ (9,043,283)	$ 33,732,787

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 95,468	$ 21,911	$ -	$ 117,379
Temporary cash investments - at cost,
which approximates market	499,942	398,831	-	898,773
Total cash and cash equivalents	595,410	420,742	-	1,016,152
Notes receivable - Entergy New Orleans DIP loan	51,934	-	-	51,934
Notes receivable	266,717	1,280,921	(1,546,939)	699
Accounts receivable:
Customer	410,512	-	-	410,512
Allowance for doubtful accounts	(19,348)	-	-	(19,348)
Associated companies	(5,099)	94,549	(89,450)	-
Other	312,654	174,610	-	487,264
Accrued unbilled revenues	249,165	-	-	249,165
Total accounts receivable	947,884	269,159	(89,450)	1,127,593
Accumulated deferred income taxes	10,498	1,182	-	11,680
Fuel inventory - at average cost	189,829	3,269	-	193,098
Materials and supplies - at average cost	408,279	196,719	-	604,998
Deferred nuclear refueling outage costs	65,349	82,172	-	147,521
System agreement cost equalization	-	-	-	-
Prepayments and other	150,134	21,625	-	171,759
TOTAL	2,686,034	2,275,789	(1,636,389)	3,325,434

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	7,725,189	152,066	(7,648,166)	229,089
Decommissioning trust funds	1,274,676	1,583,847	-	2,858,523
Non-utility property - at cost (less accumulated depreciation)	208,956	3,770	-	212,726
Other	39,868	7,247	-	47,115
TOTAL	9,248,689	1,746,930	(7,648,166)	3,347,453

PROPERTY, PLANT, AND EQUIPMENT

Electric	28,405,556	2,309,755	(2,027)	30,713,284
Property under capital lease	730,182	-	-	730,182
Natural gas	92,787	-	-	92,787
Construction work in progress	609,431	176,716	-	786,147
Nuclear fuel under capital lease	336,017	-	-	336,017
Nuclear fuel	140,357	354,402	-	494,759
TOTAL PROPERTY, PLANT AND EQUIPMENT	30,314,330	2,840,873	(2,027)	33,153,176
Less - accumulated depreciation and amortization	13,366,710	348,389	-	13,715,099
PROPERTY, PLANT AND EQUIPMENT - NET	16,947,620	2,492,484	(2,027)	19,438,077

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	740,110	-	-	740,110
Other regulatory assets	2,768,352	-	-	2,768,352
Deferred fuel costs	168,122	-	-	168,122
Long-term receivables	19,349	-	-	19,349
Goodwill	374,099	3,073	-	377,172
Other	736,461	781,364	(619,163)	898,662
TOTAL	4,806,493	784,437	(619,163)	4,971,767

TOTAL ASSETS	$ 33,688,836	$ 7,299,640	$ (9,905,745)	$ 31,082,731

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 93,335	$ 88,241	$ -	$ 181,576
Notes payable:
Associated companies	979,198	567,741	(1,546,939)	-
Other	25,039	-	-	25,039
Account payable:
Associated companies	69,355	17,949	(87,304)	-
Other	901,434	221,162	-	1,122,596
Customer deposits	248,031	-	-	248,031
Taxes accrued	167,060	20,264	-	187,324
Interest accrued	159,527	1,304	-	160,831
Deferred fuel costs	73,031	-	-	73,031
Obligations under capital leases	153,246	-	-	153,246
Pension and other postretirement liabilities	39,008	2,904	-	41,912
System agreement cost equalization	-	-	-	-
Other	100,501	171,043	-	271,544
TOTAL	3,008,765	1,090,608	(1,634,243)	2,465,130

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,451,700	369,000	-	5,820,700
Accumulated deferred investment tax credits	358,550	-	-	358,550
Obligations under capital leases	188,033	-	-	188,033
Other regulatory liabilities	449,237	-	-	449,237
Decommissioning and retirement cost liabilities	1,249,482	774,364	-	2,023,846
Transition to competition	79,098	-	-	79,098
Regulatory reserves	219	-	-	219
Accumulated provisions	81,053	7,849	-	88,902
Pension and other postretirement liabilities	1,125,707	284,726	-	1,410,433
Long-term debt	8,560,534	301,805	(64,252)	8,798,087
Preferred stock with sinking fund	10,500	-	-	10,500
Other	1,173,625	233,424	(559,853)	847,196
TOTAL	18,727,738	1,971,168	(624,105)	20,074,801

Preferred stock without sinking fund	310,751	426,099	(391,937)	344,913

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2006	2,228,350	1,068,642	(3,294,510)	2,482
Paid-in capital	6,668,007	1,500,553	(3,341,295)	4,827,265
Retained earnings	5,592,532	1,304,107	(783,597)	6,113,042
Accumulated other comprehensive income (loss)	(82,917)	(18,221)	626	(100,512)
Less - treasury stock, at cost (45,506,311 shares in 2006)	2,764,390	43,316	(163,316)	2,644,390
TOTAL	11,641,582	3,811,765	(7,255,460)	8,197,887

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 33,688,836	$ 7,299,640	$ (9,905,745)	$ 31,082,731

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Balance Sheet
(Reflects Reconsolidation of Entergy New Orleans)
December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 99,354	$ 21,911	$ -	$ 121,265
Temporary cash investments - at cost,
which approximates market	513,149	398,831	-	911,980
Total cash and cash equivalents	612,503	420,742	-	1,033,245
Notes receivable - Entergy New Orleans DIP loan	-	-	-	-
Notes receivable	266,717	1,280,921	(1,546,939)	699
Accounts receivable:
Customer	469,511	-	-	469,511
Allowance for doubtful accounts	(29,911)	-	-	(29,911)
Associated companies	(5,099)	94,549	(89,450)	-
Other	226,396	174,610	-	401,006
Accrued unbilled revenues	272,923	-	-	272,923
Total accounts receivable	933,820	269,159	(89,450)	1,113,529
Accumulated deferred income taxes	7,574	1,182	-	8,756
Fuel inventory - at average cost	194,870	3,269	-	198,139
Materials and supplies - at average cost	416,104	196,719	-	612,823
Deferred nuclear refueling outage costs	65,349	82,172	-	147,521
System agreement cost equalization	-	-	-	-
Prepayments and other	155,774	21,625	-	177,399
TOTAL	2,652,711	2,275,789	(1,636,389)	3,292,111

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	7,571,201	152,066	(7,648,166)	75,101
Decommissioning trust funds	1,274,676	1,583,847	-	2,858,523
Non-utility property - at cost (less accumulated depreciation)	210,063	3,770	-	213,833
Other	39,868	7,247	-	47,115
TOTAL	9,095,808	1,746,930	(7,648,166)	3,194,572

PROPERTY, PLANT, AND EQUIPMENT

Electric	29,103,637	2,309,755	(2,027)	31,411,365
Property under capital lease	730,182	-	-	730,182
Natural gas	279,719	-	-	279,719
Construction work in progress	631,255	176,716	-	807,971
Nuclear fuel under capital lease	336,017	-	-	336,017
Nuclear fuel	140,357	354,402	-	494,759
TOTAL PROPERTY, PLANT AND EQUIPMENT	31,221,167	2,840,873	(2,027)	34,060,013
Less - accumulated depreciation and amortization	13,813,383	348,389	-	14,161,772
PROPERTY, PLANT AND EQUIPMENT - NET	17,407,784	2,492,484	(2,027)	19,898,241

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	668,240	-	-	668,240
Other regulatory assets	3,063,792	-	-	3,063,792
Deferred fuel costs	168,122	-	-	168,122
Long-term receivables	20,285	-	-	20,285
Goodwill	374,099	3,073	-	377,172
Other	741,285	781,364	(619,163)	903,486
TOTAL	5,035,823	784,437	(619,163)	5,201,097

TOTAL ASSETS	$ 34,192,126	$ 7,299,640	$ (9,905,745)	$ 31,586,021

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Balance Sheet
(Reflects Reconsolidation of Entergy New Orleans)
December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 93,335	$ 88,241	$ -	$ 181,576
Notes payable:
Associated companies	979,198	567,741	(1,546,939)	-
Other	25,039	-	-	25,039
Account payable:
Associated companies	69,355	17,949	(87,304)	-
Other	960,468	221,162	-	1,181,630
Customer deposits	262,839	-	-	262,839
Taxes accrued	169,147	20,264	-	189,411
Interest accrued	177,531	1,304	-	178,835
Deferred fuel costs	54,035	-	-	54,035
Obligations under capital leases	153,246	-	-	153,246
Pension and other postretirement liabilities	39,024	2,904	-	41,928
System agreement cost equalization	-	-	-	-
Other	106,639	171,043	-	277,682
TOTAL	3,089,856	1,090,608	(1,634,243)	2,546,221

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,550,584	369,000	-	5,919,584
Accumulated deferred investment tax credits	361,707	-	-	361,707
Obligations under capital leases	188,033	-	-	188,033
Other regulatory liabilities	449,237	-	-	449,237
Decommissioning and retirement cost liabilities	1,252,073	774,364	-	2,026,437
Transition to competition	79,098	-	-	79,098
Regulatory reserves	219	-	-	219
Accumulated provisions	89,437	7,849	-	97,286
Pension and other postretirement liabilities	1,185,741	284,726	-	1,470,467
Long-term debt	8,787,153	301,805	(64,252)	9,024,706
Preferred stock with sinking fund	10,500	-	-	10,500
Other	1,176,375	233,424	(559,853)	849,946
TOTAL	19,130,157	1,971,168	(624,105)	20,477,220

Preferred stock without sinking fund	330,531	426,099	(391,937)	364,693

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2006	2,228,350	1,068,642	(3,294,510)	2,482
Paid-in capital	6,668,007	1,500,553	(3,341,295)	4,827,265
Retained earnings	5,592,532	1,304,107	(783,597)	6,113,042
Accumulated other comprehensive income (loss)	(82,917)	(18,221)	626	(100,512)
Less - treasury stock, at cost (45,506,311 shares in 2006)	2,764,390	43,316	(163,316)	2,644,390
TOTAL	11,641,582	3,811,765	(7,255,460)	8,197,887

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 34,192,126	$ 7,299,640	$ (9,905,745)	$ 31,586,021

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Balance Sheet
(Reflects Reconsolidation of Entergy New Orleans)
December 31, 2007 vs December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 40,502	$ (15,842)	$ -	$ 24,660
Temporary cash investments - at cost,
which approximates market	166,441	48,655	-	215,096
Total cash and cash equivalents	206,943	32,813	-	239,756
Notes receivable - Entergy New Orleans DIP loan	-	-	-	-
Notes receivable	24,384	(860,928)	836,006	(538)
Accounts receivable:
Customer	(56,227)	-	-	(56,227)
Allowance for doubtful accounts	4,122	-	-	4,122
Associated companies	58,642	(10,076)	(48,566)	-
Other	41,336	58,158	-	99,494
Accrued unbilled revenues	15,153	-	-	15,153
Total accounts receivable	63,026	48,082	(48,566)	62,542
Accumulated deferred income taxes	30,543	(1,182)	-	29,361
Fuel inventory - at average cost	10,276	169	-	10,445
Materials and supplies - at average cost	38,413	41,140	-	79,553
Deferred nuclear refueling outage costs	(21,851)	47,266	-	25,415
System agreement cost equalization	268,000	-	-	268,000
Prepayments and other	(55,316)	6,918	-	(48,398)
TOTAL	564,418	(685,722)	787,440	666,136

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(50,104)	(57,963)	111,958	3,891
Decommissioning trust funds	95,359	353,754	-	449,113
Non-utility property - at cost (less accumulated depreciation)	6,577	(206)	-	6,371
Other	40,832	4	(5,388)	35,448
TOTAL	92,664	295,589	106,570	494,823

PROPERTY, PLANT, AND EQUIPMENT

Electric	509,729	1,036,673	1,255	1,547,657
Property under capital lease	9,913	-	-	9,913
Natural gas	21,048	-	-	21,048
Construction work in progress	230,268	16,594	-	246,862
Nuclear fuel under capital lease	25,485	-	-	25,485
Nuclear fuel	14,356	156,505	-	170,861
TOTAL PROPERTY, PLANT AND EQUIPMENT	810,799	1,209,772	1,255	2,021,826
Less - accumulated depreciation and amortization	845,841	99,956	-	945,797
PROPERTY, PLANT AND EQUIPMENT - NET	(35,042)	1,109,816	1,255	1,076,029

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	17,288	-	-	17,288
Other regulatory assets	(92,393)	-	-	(92,393)
Deferred fuel costs	-	-	-	-
Long-term receivables	(12,571)	-	-	(12,571)
Goodwill	-	-	-	-
Other	52,892	(22,635)	(32,803)	(2,546)
TOTAL	(34,784)	(22,635)	(32,803)	(90,222)

TOTAL ASSETS	$ 587,256	$ 697,048	$ 862,462	$ 2,146,766

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Balance Sheet
(Reflects Reconsolidation of Entergy New Orleans)
December 31, 2007 vs December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 875,366	$ (60,185)	$ -	$ 815,181
Notes payable:
Associated companies	(579,220)	(256,786)	836,006	-
Other	(2)	-	-	(2)
Account payable:
Associated companies	26,588	20,813	(47,401)	-
Other	(157,864)	7,534	-	(150,330)
Customer deposits	28,332	-	-	28,332
Taxes accrued	(169,147)	(20,264)	-	(189,411)
Interest accrued	8,263	870	-	9,133
Deferred fuel costs	912	-	-	912
Obligations under capital leases	(631)	-	-	(631)
Pension and other postretirement liabilities	(7,842)	709	-	(7,133)
System agreement cost equalization	268,000	-	-	268,000
Other	(37,964)	(25,554)	-	(63,518)
TOTAL	254,791	(332,863)	788,605	710,533

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	364,216	185,664	-	549,880
Accumulated deferred investment tax credits	(18,168)	-	-	(18,168)
Obligations under capital leases	32,405	-	-	32,405
Other regulatory liabilities	41,086	-	-	41,086
Decommissioning and retirement cost liabilities	94,349	368,275	-	462,624
Transition to competition	(79,098)	-	-	(79,098)
Regulatory reserves	(219)	-	-	(219)
Accumulated provisions	35,046	1,074	-	36,120
Pension and other postretirement liabilities	(137,996)	28,855	-	(109,141)
Long-term debt	735,638	(18,633)	(13,576)	703,429
Preferred stock with sinking fund	(10,500)	-	-	(10,500)
Other	74,363	167,012	(24,813)	216,562
TOTAL	1,131,122	732,247	(38,389)	1,824,980

Preferred stock without sinking fund	(49,919)	(3,617)	5	(53,531)

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2007 and 2006	1	(3)	2	-
Paid-in capital	28,883	570,704	(576,083)	23,504
Retained earnings	315,141	(380,540)	688,322	622,923
Accumulated other comprehensive income (loss)	(2,288)	111,120	-	108,832
Less - treasury stock, at cost	1,090,475	-	-	1,090,475
TOTAL	(748,738)	301,281	112,241	(335,216)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 587,256	$ 697,048	$ 862,462	$ 2,146,766

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2007
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$ 2,094,072	$ -	$ (418)	$ 2,093,654
Natural gas	48,058	-	-	48,058
Competitive businesses	6,652	589,004	(5,468)	590,188
Total	2,148,782	589,004	(5,886)	2,731,900

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	667,075	75,461	-	742,536
Purchased power	416,627	10,539	(6,076)	421,090
Nuclear refueling outage expenses	18,164	30,831	-	48,995
Other operation and maintenance	528,385	249,769	76	778,230
Decommissioning	22,905	21,487	-	44,391
Taxes other than income taxes	98,160	22,745	-	120,905
Depreciation and amortization	221,355	32,230	-	253,585
Other regulatory charges (credits) - net	(7,233)	-	-	(7,233)
Total	1,965,438	443,062	(6,000)	2,402,499

OPERATING INCOME	183,344	145,942	114	329,401

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	8,658	-	-	8,658
Interest and dividend income	41,355	40,269	(22,439)	59,186
Equity in earnings (loss) of unconsolidated equity affiliates	(36)	(322)	-	(358)
Miscellaneous - net	(2,021)	(4,843)	(114)	(6,979)
Total	47,956	35,104	(22,553)	60,507

INTEREST AND OTHER CHARGES
Interest on long-term debt	124,366	1,402	-	125,768
Other interest - net	44,372	15,789	(22,439)	37,723
Allowance for borrowed funds used during construction	(4,857)	-	-	(4,857)
Preferred dividend requirements and other	5,466	855	-	6,321
Total	169,347	18,046	(22,439)	164,955

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	61,953	163,000	-	224,953

Income taxes	36,837	(5,777)	-	31,060

INCOME FROM CONTINUING OPERATIONS	25,116	168,777	-	193,893

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	-	-	-

CONSOLIDATED NET INCOME	$ 25,116	$ 168,777	-	$ 193,893

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$0.13	$0.87		$1.00
DILUTED	$0.12	$0.84		$0.96
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	-	-		-
DILUTED	-	-		-
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.13	$0.87		$1.00
DILUTED	$0.12	$0.84		$0.96

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				193,989,216
DILUTED				200,939,727

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$ 2,031,960	$ -	$ (596)	$ 2,031,364
Natural gas	20,708	-	-	20,708
Competitive businesses	8,430	424,895	(4,493)	428,833
Total	2,061,098	424,895	(5,089)	2,480,905

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	591,772	62,953	-	654,725
Purchased power	487,308	9,000	(4,626)	491,682
Nuclear refueling outage expenses	18,230	23,753	-	41,983
Other operation and maintenance	459,973	182,310	(577)	641,707
Decommissioning	21,286	15,811	-	37,097
Taxes other than income taxes	81,328	19,239	-	100,567
Depreciation and amortization	211,675	20,743	-	232,419
Other regulatory charges (credits) - net	1,830	-	-	1,830
Total	1,873,402	333,809	(5,203)	2,202,010

OPERATING INCOME	187,696	91,086	114	278,895

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	7,806	-	-	7,806
Interest and dividend income	68,856	35,482	(22,192)	82,146
Equity in earnings (loss) of unconsolidated equity affiliates	69,353	(2,451)	-	66,902
Miscellaneous - net	3,002	(3,568)	(114)	(680)
Total	149,017	29,463	(22,306)	156,174

INTEREST AND OTHER CHARGES
Interest on long-term debt	127,276	2,117	-	129,393
Other interest - net	33,500	16,650	(22,178)	27,971
Allowance for borrowed funds used during construction	(4,943)	-	-	(4,943)
Preferred dividend requirements and other	4,305	869	(14)	5,160
Total	160,138	19,636	(22,192)	157,581

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	176,575	100,913	-	277,488

Income taxes	(60,359)	59,233	-	(1,126)

INCOME FROM CONTINUING OPERATIONS	236,934	41,680	-	278,614

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($5,356))	(10,326)	-	-	(10,326)

CONSOLIDATED NET INCOME	226,608	41,680	-	268,288

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$1.15	$0.20		$1.35
DILUTED	$1.13	$0.19		$1.32
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.05)	-		($0.05)
DILUTED	($0.05)	-		($0.05)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.10	$0.20		$1.30
DILUTED	$1.08	$0.19		$1.27

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				205,741,365
DILUTED				210,615,114

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Income Statement
(Reflects Reconsolidation of Entergy New Orleans)
Three Months Ended December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$ 2,080,143	$ -	$ (596)	$ 2,079,547
Natural gas	50,118	-	-	50,118
Competitive businesses	8,430	424,895	(4,493)	428,833
Total	2,138,691	424,895	(5,089)	2,558,498

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	642,108	62,953	-	705,061
Purchased power	472,033	9,000	(4,626)	476,407
Nuclear refueling outage expenses	18,230	23,753	-	41,983
Other operation and maintenance	503,190	182,310	(577)	684,924
Decommissioning	21,329	15,811	-	37,140
Taxes other than income taxes	90,427	19,239	-	109,666
Depreciation and amortization	218,518	20,743	-	239,262
Other regulatory charges (credits) - net	2,869	-	-	2,869
Total	1,968,704	333,809	(5,203)	2,297,312

OPERATING INCOME	169,987	91,086	114	261,186

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	8,356	-	-	8,356
Interest and dividend income	63,220	35,482	(22,192)	76,510
Equity in earnings (loss) of unconsolidated equity affiliates	88,957	(2,451)	-	86,506
Miscellaneous - net	2,713	(3,568)	(114)	(969)
Total	163,246	29,463	(22,306)	170,403

INTEREST AND OTHER CHARGES
Interest on long-term debt	130,521	2,117	-	132,638
Other interest - net	36,377	16,650	(22,178)	30,848
Allowance for borrowed funds used during construction	(5,386)	-	-	(5,386)
Preferred dividend requirements and other	5,407	869	(14)	6,262
Total	166,919	19,636	(22,192)	164,362

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	166,314	100,913	-	267,227

Income taxes	(70,620)	59,233	-	(11,387)

INCOME FROM CONTINUING OPERATIONS	236,934	41,680	-	278,614

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($5,356))	(10,326)	-	-	(10,326)

CONSOLIDATED NET INCOME	226,608	41,680	-	268,288

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$1.15	$0.20		$1.35
DILUTED	$1.13	$0.19		$1.32
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.05)	-		($0.05)
DILUTED	($0.05)	-		($0.05)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.10	$0.20		$1.30
DILUTED	$1.08	$0.19		$1.27

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				205,741,365
DILUTED				210,615,114

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Income Statement
(Reflects Reconsolidation of Entergy New Orleans)
Three Months Ended December 31, 2007 vs. 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$ 13,929	$ -	$ 178	$ 14,107
Natural gas	(2,060)	-	-	(2,060)
Competitive businesses	(1,778)	164,109	(975)	161,355
Total	10,091	164,109	(797)	173,402

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	24,967	12,508	-	37,475
Purchased power	(55,406)	1,539	(1,450)	(55,317)
Nuclear refueling outage expenses	(66)	7,078	-	7,012
Other operation and maintenance	25,195	67,459	653	93,306
Decommissioning	1,576	5,676	-	7,251
Taxes other than income taxes	7,733	3,506	-	11,239
Depreciation and amortization	2,837	11,487	-	14,323
Other regulatory charges (credits )- net	(10,102)	-	-	(10,102)
Total	(3,266)	109,253	(797)	105,187

OPERATING INCOME	13,357	54,856	-	68,215

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	302	-	-	302
Interest and dividend income	(21,865)	4,787	(247)	(17,324)
Equity in earnings (loss) of unconsolidated equity affiliates	(88,993)	2,129	-	(86,864)
Miscellaneous - net	(4,734)	(1,275)	-	(6,010)
Total	(115,290)	5,641	(247)	(109,896)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(6,155)	(715)	-	(6,870)
Other interest - net	7,995	(861)	(261)	6,875
Allowance for borrowed funds used during construction	529	-	-	529
Preferred dividend requirements and other	59	(14)	14	59
Total	2,428	(1,590)	(247)	593

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(104,361)	62,087	-	(42,274)

Income taxes	107,457	(65,010)	-	42,447

INCOME FROM CONTINUING OPERATIONS	(211,818)	127,097	-	(84,721)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS (net of taxes)	10,326	-	-	10,326

CONSOLIDATED NET INCOME	$ (201,492)	$ 127,097	-	$ (74,395)

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	($1.02)	$0.67		($0.35)
DILUTED	($1.00)	$0.65		($0.36)
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	$0.05	-		$0.05
DILUTED	$0.05	-		$0.05
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.97)	$0.67		($0.30)
DILUTED	($0.95)	$0.65		($0.31)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2007
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$ 9,049,002	$ -	$ (2,701)	$ 9,046,301
Natural gas	206,073	-	-	206,073
Competitive businesses	29,571	2,225,311	(22,857)	2,232,024
Total	9,284,646	2,225,311	(25,558)	11,484,398

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,633,086	301,746	-	2,934,833
Purchased power	1,949,200	62,376	(24,626)	1,986,950
Nuclear refueling outage expenses	75,087	105,885	-	180,971
Other operation and maintenance	1,844,774	806,268	(1,388)	2,649,654
Decommissioning	89,220	78,678	-	167,898
Taxes other than income taxes	409,704	79,355	-	489,058
Depreciation and amortization	856,577	107,135	-	963,712
Other regulatory charges (credits) - net	54,954	-	-	54,954
Total	7,912,602	1,541,443	(26,014)	9,428,030

OPERATING INCOME	1,372,044	683,868	456	2,056,368

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	42,742	-	-	42,742
Interest and dividend income	176,657	139,241	(81,900)	233,997
Equity in earnings (loss) of unconsolidated equity affiliates	1,205	1,971	-	3,176
Miscellaneous - net	(9,020)	(15,384)	(456)	(24,860)
Total	211,584	125,828	(82,356)	255,055

INTEREST AND OTHER CHARGES
Interest on long-term debt	501,274	4,815	-	506,089
Other interest - net	183,708	54,188	(81,900)	155,995
Allowance for borrowed funds used during construction	(25,032)	-	-	(25,032)
Preferred dividend requirements and other	21,685	3,420	-	25,105
Total	681,635	62,423	(81,900)	662,157

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	901,993	747,273	-	1,649,266

Income taxes	361,096	153,321	-	514,417

INCOME FROM CONTINUING OPERATIONS	540,897	593,952	-	1,134,849

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	-	-	-

CONSOLIDATED NET INCOME	$ 540,897	$ 593,952	-	$ 1,134,849

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$2.75	$3.02		$5.77
DILUTED	$2.67	$2.93		$5.60
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	-	-		-
DILUTED	-	-		-
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.75	$3.02		$5.77
DILUTED	$2.67	$2.93		$5.60

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				196,572,945
DILUTED				202,780,283

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$ 9,065,800	$ -	$ (2,665)	$ 9,063,135
Natural gas	84,230	-	-	84,230
Competitive businesses	39,817	1,780,354	(35,378)	1,784,793
Total	9,189,847	1,780,354	(38,043)	10,932,158

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,880,857	263,215	-	3,144,073
Purchased power	2,120,770	53,618	(36,151)	2,138,237
Nuclear refueling outage expenses	78,110	91,457	-	169,567
Other operation and maintenance	1,614,002	723,711	(2,349)	2,335,364
Decommissioning	82,912	62,972	-	145,884
Taxes other than income taxes	363,897	64,664	-	428,561
Depreciation and amortization	808,517	79,275	-	887,792
Other regulatory charges (credits) - net	(122,680)	-	-	(122,680)
Total	7,826,385	1,338,912	(38,500)	9,126,798

OPERATING INCOME	1,363,462	441,442	457	1,805,360

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	39,894	-	-	39,894
Interest and dividend income	163,717	123,703	(88,586)	198,835
Equity in earnings (loss) of unconsolidated equity affiliates	95,366	(1,622)	-	93,744
Miscellaneous - net	555	16,016	(457)	16,114
Total	299,532	138,097	(89,042)	348,587

INTEREST AND OTHER CHARGES
Interest on long-term debt	489,282	9,170	-	498,451
Other interest - net	99,196	64,836	(88,530)	75,502
Allowance for borrowed funds used during construction	(23,931)	-	-	(23,931)
Preferred dividend requirements and other	24,363	3,475	(55)	27,783
Total	588,910	77,481	(88,585)	577,805

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,074,084	502,058	-	1,576,142

Income taxes	234,789	208,255	-	443,044

INCOME FROM CONTINUING OPERATIONS	839,295	293,803	-	1,133,098

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $67)	(496)	-	-	(496)

CONSOLIDATED NET INCOME	838,799	293,803	-	1,132,602

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$4.04	$1.42		$5.46
DILUTED	$3.97	$1.39		$5.36
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	-	-		-
DILUTED	-	-		-
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.04	$1.42		$5.46
DILUTED	$3.97	$1.39		$5.36

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,456,838
DILUTED				211,452,455

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Income Statement
(Reflects Reconsolidation of Entergy New Orleans)
Year to Date December 31, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$ 9,270,789	$ -	$ (2,665)	$ 9,268,124
Natural gas	184,318	-	-	184,318
Competitive businesses	39,817	1,780,354	(35,378)	1,784,793
Total	9,494,924	1,780,354	(38,043)	11,237,235

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,038,392	263,215	-	3,301,608
Purchased power	2,077,123	53,618	(36,151)	2,094,590
Nuclear refueling outage expenses	78,110	91,457	-	169,567
Other operation and maintenance	1,714,096	723,711	(2,349)	2,435,458
Decommissioning	83,081	62,972	-	146,053
Taxes other than income taxes	398,850	64,664	-	463,514
Depreciation and amortization	839,982	79,275	-	919,257
Other regulatory charges (credits) - net	(118,520)	-	-	(118,520)
Total	8,111,114	1,338,912	(38,500)	9,411,527

OPERATING INCOME	1,383,810	441,442	457	1,825,708

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	42,972	-	-	42,972
Interest and dividend income	156,995	123,703	(88,586)	192,113
Equity in earnings (loss) of unconsolidated equity affiliates	91,309	(1,622)	-	89,687
Miscellaneous - net	12	16,016	(457)	15,571
Total	291,288	138,097	(89,042)	340,343

INTEREST AND OTHER CHARGES
Interest on long-term debt	493,351	9,170	-	502,520
Other interest - net	103,371	64,836	(88,530)	79,677
Allowance for borrowed funds used during construction	(26,408)	-	-	(26,408)
Preferred dividend requirements and other	25,649	3,475	(55)	29,069
Total	595,963	77,481	(88,585)	584,858

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,079,135	502,058	-	1,581,193

Income taxes	239,840	208,255	-	448,095

INCOME FROM CONTINUING OPERATIONS	839,295	293,803	-	1,133,098

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $67)	(496)	-	-	(496)

CONSOLIDATED NET INCOME	838,799	293,803	-	1,132,602

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$4.04	$1.42		$5.46
DILUTED	$3.97	$1.39		$5.36
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	-	-		-
DILUTED	-	-		-
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.04	$1.42		$5.46
DILUTED	$3.97	$1.39		$5.36

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,456,838
DILUTED				211,452,455

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Income Statement
(Reflects Reconsolidation of Entergy New Orleans)
Year to Date December 31, 2007 vs. 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$ (221,787)	$ -	$ (36)	$ (221,823)
Natural gas	21,755	-	-	21,755
Competitive businesses	(10,246)	444,957	12,521	447,231
Total	(210,278)	444,957	12,485	247,163

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(405,306)	38,531	-	(366,775)
Purchased power	(127,923)	8,758	11,525	(107,640)
Nuclear refueling outage expenses	(3,023)	14,428	-	11,404
Other operation and maintenance	130,678	82,557	961	214,196
Decommissioning	6,139	15,706	-	21,845
Taxes other than income taxes	10,854	14,691	-	25,544
Depreciation and amortization	16,595	27,860	-	44,455
Other regulatory charges (credits )- net	173,474	-	-	173,474
Total	(198,512)	202,531	12,486	16,504

OPERATING INCOME	(11,766)	242,426	(1)	230,660

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(230)	-	-	(230)
Interest and dividend income	19,662	15,538	6,686	41,885
Equity in earnings (loss) of unconsolidated equity affiliates	(90,104)	3,593	-	(86,511)
Miscellaneous - net	(9,032)	(31,400)	1	(40,431)
Total	(79,704)	(12,269)	6,686	(85,288)

INTEREST AND OTHER CHARGES
Interest on long-term debt	7,923	(4,355)	-	3,569
Other interest - net	80,337	(10,648)	6,630	76,318
Allowance for borrowed funds used during construction	1,376	-	-	1,376
Preferred dividend requirements and other	(3,964)	(55)	55	(3,964)
Total	85,672	(15,058)	6,685	77,299

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(177,142)	245,215	-	68,073

Income taxes	121,256	(54,934)	-	66,322

INCOME FROM CONTINUING OPERATIONS	(298,398)	300,149	-	1,751

INCOME (LOSS) FROM DISCONTINUED OPERATIONS (net of taxes)	496	-	-	496

CONSOLIDATED NET INCOME	$ (297,902)	$ 300,149	-	$ 2,247

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	($1.29)	$1.60		$0.31
DILUTED	($1.30)	$1.54		$0.24
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	-	-		-
DILUTED	-	-		-
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($1.29)	$1.60		$0.31
DILUTED	($1.30)	$1.54		$0.24

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended December 31, 2007 vs. 2006
(Dollars in thousands)
(Unaudited)

	2007	2006	Variance

OPERATING ACTIVITIES
Consolidated net income	$193,893	$268,288	($74,395)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	2,763	(7,608)	10,371
Other regulatory charges (credits) - net	(7,233)	1,829	(9,062)
Depreciation, amortization, and decommissioning	297,976	269,526	28,450
Deferred income taxes, investment tax credits, and non-current taxes accrued	(34,194)	126,877	(161,071)
Equity in earnings of unconsolidated equity affiliates - net of dividends	357	29,105	(28,748)
Changes in working capital:
Receivables	254,808	197,731	57,077
Fuel inventory	(10,835)	9,445	(20,280)
Accounts payable	52,688	306,920	(254,232)
Taxes accrued	(10,534)	(66,881)	56,347
Interest accrued	3,605	2,785	820
Deferred fuel	90,470	146,284	(55,814)
Other working capital accounts	(19,292)	(47,012)	27,720
Provision for estimated losses and reserves	(84,045)	12,227	(96,272)
Changes in other regulatory assets	130,634	66,018	64,616
Other	71,957	(96,628)	168,585
Net cash flow provided by operating activities	933,018	1,218,906	(285,888)

INVESTING ACTIVITIES
Construction/capital expenditures	(494,940)	(409,960)	(84,980)
Allowance for equity funds used during construction	8,658	7,806	852
Nuclear fuel purchases	(136,595)	(65,489)	(71,106)
Proceeds from sale/leaseback of nuclear fuel	40,774	111	40,663
Insurance proceeds received for property damages	456	601	(145)
Decrease in other investments	(30,050)	(62,854)	32,804
Proceeds from nuclear decommissioning trust fund sales	283,899	196,839	87,060
Investment in nuclear decommissioning trust funds	(319,958)	(228,335)	(91,623)
Other regulatory investments	-	469	(469)
Net cash flow used in investing activities	(647,756)	(560,812)	(86,944)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	428,973	460,012	(31,039)
Preferred stock	10,000	-	10,000
Common stock and treasury stock	19,655	38,383	(18,728)
Retirement of long-term debt	(480,132)	(205,948)	(274,184)
Repurchase of common stock	(191,393)	(584,193)	392,800
Redemption of preferred stock	(54,377)	-	(54,377)
Changes in credit line borrowings - net	(60,000)	25,000	(85,000)
Dividends paid:
Common stock	(145,753)	(111,850)	(33,903)
Preferred stock	(6,343)	(5,987)	(356)
Net cash flow provided by (used in) financing activities	(479,370)	(384,583)	(94,787)

Effect of exchange rates on cash and cash equivalents	424	(2,387)	2,811

Net increase (decrease) in cash and cash equivalents	(193,684)	271,124	(464,808)

Cash and cash equivalents at beginning of period	1,466,685	745,028	721,657

Cash and cash equivalents at end of period	$1,273,001	$1,016,152	$256,849

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$162,159	$124,130	$38,029
Income taxes	$27,750	$50,125	($22,375)

Entergy Corporation

Pro Forma Consolidated Cash Flow Statement
(Reflects Reconsolidation of Entergy New Orleans)
Three Months Ended December 31, 2007 vs. 2006
(Dollars in thousands)
(Unaudited)

	2007	2006	Variance

OPERATING ACTIVITIES
Consolidated net income	$193,893	$268,288	($74,395)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	2,763	(7,591)	10,354
Other regulatory charges (credits) - net	(7,233)	2,869	(10,102)
Depreciation, amortization, and decommissioning	297,976	276,412	21,564
Deferred income taxes, investment tax credits, and non-current taxes accrued	(34,194)	116,614	(150,808)
Equity in earnings of unconsolidated equity affiliates - net of dividends	357	9,500	(9,143)
Changes in working capital:
Receivables	254,808	209,340	45,468
Fuel inventory	(10,835)	7,958	(18,793)
Accounts payable	52,688	299,248	(246,560)
Taxes accrued	(10,534)	(69,604)	59,070
Interest accrued	3,605	17,024	(13,419)
Deferred fuel	90,470	155,679	(65,209)
Other working capital accounts	(19,292)	(44,214)	24,922
Provision for estimated losses and reserves	(84,045)	10,987	(95,032)
Changes in other regulatory assets	130,634	55,731	74,903
Other	71,957	(118,528)	190,485
Net cash flow provided by operating activities	933,018	1,189,713	(256,695)

INVESTING ACTIVITIES
Construction/capital expenditures	(494,940)	(398,648)	(96,292)
Allowance for equity funds used during construction	8,658	8,356	302
Nuclear fuel purchases	(136,595)	(65,489)	(71,106)
Proceeds from sale/leaseback of nuclear fuel	40,774	111	40,663
Insurance proceeds received for property damages	456	2,065	(1,609)
Decrease in other investments	(30,050)	(42,761)	12,711
Proceeds from nuclear decommissioning trust fund sales	283,899	196,839	87,060
Investment in nuclear decommissioning trust funds	(319,958)	(228,335)	(91,623)
Other regulatory investments	-	469	(469)
Net cash flow used in investing activities	(647,756)	(527,393)	(120,363)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	428,973	460,013	(31,040)
Preferred stock	10,000	-	10,000
Common stock and treasury stock	19,655	38,383	(18,728)
Retirement of long-term debt	(480,132)	(205,948)	(274,184)
Repurchase of common stock	(191,393)	(584,193)	392,800
Redemption of preferred stock	(54,377)	-	(54,377)
Changes in credit line borrowings - net	(60,000)	25,000	(85,000)
Dividends paid:
Common stock	(145,753)	(111,850)	(33,903)
Preferred stock	(6,343)	(6,079)	(264)
Net cash flow provided by (used in) financing activities	(479,370)	(384,674)	(94,696)

Effect of exchange rates on cash and cash equivalents	424	(2,386)	2,810

Net increase (decrease) in cash and cash equivalents	(193,684)	275,260	(468,944)

Cash and cash equivalents at beginning of period	1,466,685	757,985	708,700

Cash and cash equivalents at end of period	$1,273,001	$1,033,245	$239,756

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$162,159	$123,659	$38,500
Income taxes	$27,750	$51,994	($24,244)

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date December 31, 2007 vs. 2006
(Dollars in thousands)
(Unaudited)

	2007	2006	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,134,849	$1,132,602	$2,247
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(15,574)	36,352	(51,926)
Other regulatory charges (credits) - net	54,954	(122,680)	177,634
Depreciation, amortization, and decommissioning	1,131,610	1,035,153	96,457
Deferred income taxes, investment tax credits, and non-current taxes accrued	476,241	738,643	(262,402)
Equity in earnings of unconsolidated equity affiliates - net of dividends	(3,176)	4,436	(7,612)
Changes in working capital:
Receivables	(62,646)	408,042	(470,688)
Fuel inventory	(10,445)	13,097	(23,542)
Accounts payable	(103,048)	(83,884)	(19,164)
Taxes accrued	(187,324)	(835)	(186,489)
Interest accrued	11,785	5,975	5,810
Deferred fuel	912	582,947	(582,035)
Other working capital accounts	(73,269)	64,479	(137,748)
Provision for estimated losses and reserves	(59,292)	39,822	(99,114)
Changes in other regulatory assets	254,736	(127,305)	382,041
Other	9,457	(279,005)	288,462
Net cash flow provided by operating activities	2,559,770	3,447,839	(888,069)

INVESTING ACTIVITIES
Construction/capital expenditures	(1,578,030)	(1,633,268)	55,238
Allowance for equity funds used during construction	42,742	39,894	2,848
Nuclear fuel purchases	(408,732)	(326,248)	(82,484)
Proceeds from sale/leaseback of nuclear fuel	169,066	135,190	33,876
Proceeds from sale of assets and businesses	13,063	77,159	(64,096)
Payment for purchase of plant	(336,211)	(88,199)	(248,012)
Insurance proceeds received for property damages	83,104	18,828	64,276
Decrease in other investments	41,720	(6,353)	48,073
Proceeds from nuclear decommissioning trust fund sales	1,583,584	777,584	806,000
Investment in nuclear decommissioning trust funds	(1,708,764)	(884,123)	(824,641)
Other regulatory investments	-	(38,037)	38,037
Net cash flow used in investing activities	(2,098,458)	(1,927,573)	(170,885)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,866,136	1,837,713	1,028,423
Preferred stock	10,000	73,354	(63,354)
Common stock and treasury stock	78,830	70,455	8,375
Retirement of long-term debt	(1,369,945)	(1,804,373)	434,428
Repurchase of common stock	(1,215,578)	(584,193)	(631,385)
Redemption of preferred stock	(57,827)	(183,881)	126,054
Changes in credit line borrowings - net	-	(15,000)	15,000
Dividends paid:
Common stock	(507,327)	(448,954)	(58,373)
Preferred stock	(25,875)	(28,848)	2,973
Net cash flow provided by (used in) financing activities	(221,586)	(1,083,727)	862,141

Effect of exchange rates on cash and cash equivalents	30	(3,207)	3,237

Net increase in cash and cash equivalents	239,756	433,332	(193,576)

Cash and cash equivalents at beginning of period	1,016,152	582,820	433,332

Effect of the reconsolidation of Entergy New Orleans on cash and cash equivalents	17,093	-	17,093

Cash and cash equivalents at end of period	$1,273,001	$1,016,152	$256,849

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$611,197	$514,189	$97,008
Income taxes	$376,808	($147,435)	$524,243

Entergy Corporation

Pro Forma Consolidated Cash Flow Statement
(Reflects Reconsolidation of Entergy New Orleans)
Year to Date December 31, 2007 vs. 2006
(Dollars in thousands)
(Unaudited)

	2007	2006	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,134,849	$1,132,602	$2,247
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(15,574)	36,332	(51,906)
Other regulatory charges (credits) - net	54,954	(118,520)	173,474
Depreciation, amortization, and decommissioning	1,131,610	1,066,787	64,823
Deferred income taxes, investment tax credits, and non-current taxes accrued	476,241	793,038	(316,797)
Equity in earnings of unconsolidated equity affiliates - net of dividends	(3,176)	8,493	(11,669)
Changes in working capital:
Receivables	(62,646)	406,225	(468,871)
Fuel inventory	(10,445)	16,104	(26,549)
Accounts payable	(103,048)	(73,029)	(30,019)
Taxes accrued	(187,324)	1,629	(188,953)
Interest accrued	11,785	21,312	(9,527)
Deferred fuel	912	594,544	(593,632)
Other working capital accounts	(73,269)	63,032	(136,301)
Provision for estimated losses and reserves	(59,292)	40,318	(99,610)
Changes in other regulatory assets	254,736	(182,912)	437,648
Other	9,457	(264,288)	273,745
Net cash flow provided by operating activities	2,559,770	3,541,667	(981,897)

INVESTING ACTIVITIES
Construction/capital expenditures	(1,578,030)	(1,714,060)	136,030
Allowance for equity funds used during construction	42,742	42,972	(230)
Nuclear fuel purchases	(408,732)	(326,248)	(82,484)
Proceeds from sale/leaseback of nuclear fuel	169,066	135,190	33,876
Proceeds from sale of assets and businesses	13,063	77,159	(64,096)
Payment for purchase of plant	(336,211)	(88,199)	(248,012)
Insurance proceeds received for property damages	83,104	23,492	59,612
Decrease in other investments	41,720	(42,811)	84,531
Proceeds from nuclear decommissioning trust fund sales	1,583,584	777,584	806,000
Investment in nuclear decommissioning trust funds	(1,708,764)	(884,123)	(824,641)
Other regulatory investments	-	(38,037)	38,037
Net cash flow used in investing activities	(2,098,458)	(2,037,081)	(61,377)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,866,136	1,837,707	1,028,429
Preferred stock	10,000	73,354	(63,354)
Common stock and treasury stock	78,830	70,455	8,375
Retirement of long-term debt	(1,369,945)	(1,804,373)	434,428
Repurchase of common stock	(1,215,578)	(584,193)	(631,385)
Redemption of preferred stock	(57,827)	(183,881)	126,054
Changes in credit line borrowings - net	-	(30,000)	30,000
Dividends paid:
Common stock	(507,327)	(448,954)	(58,373)
Preferred stock	(25,875)	(29,125)	3,250
Net cash flow provided by (used in) financing activities	(221,586)	(1,099,010)	877,424

Effect of exchange rates on cash and cash equivalents	30	(3,207)	3,237

Net increase in cash and cash equivalents	239,756	402,369	(162,613)

Cash and cash equivalents at beginning of period	1,016,152	630,876	385,276

Effect of the reconsolidation of Entergy New Orleans on cash and cash equivalents	17,093	-	17,093

Cash and cash equivalents at end of period	$1,273,001	$1,033,245	$239,756

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$611,197	$514,189	$97,008
Income taxes	$376,808	($204,628)	$581,436